------
                                 UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 31, 1996



                          DEKALB Genetics Corporation
          (Exact name of registrant as specified in its charter)



Delaware                           0-17005        36-3586793
(State or other jurisdiction    (Commission       (IRS Employer
of incorporation)               File Number)      Identification No.)


3100 Sycamore Road, DeKalb, Illinois                   60115
(Address of principal executive offices)            (Zip Code)

815-758-3461










Registrant's telephone number, including area code:

                                    N/A

      (Former name or former address, if changed since last report.)


--------------------------------------------------------------------------

Item 5.  Other Events.
-------  ------------


          On February 1, 1996, DEKALB Genetics Corporation, a Delaware corporation ("DEKALB"), announced that it has entered into a series of agreements with Monsanto Company, a Delaware corporation ("Monsanto"), including an agreement (the "Collaboration Agreement") which provides for a long-term research and development collaboration (the "Collaboration") with Monsanto in the field of agricultural biotechnology, particularly corn and soybean seed. DEKALB and Monsanto have also entered into cross-licensing agreements (the "License Agreements") covering insect-resistant and herbicide-tolerant corn products targeted to reach the market over the next three years.

          DEKALB and Monsanto have also entered into an Investment Agreement (the "Investment Agreement") pursuant to which Monsanto will purchase from DEKALB (i) a number of newly issued shares of DEKALB Class A (voting) Common Stock, without par value ("Class A Stock"), at a price per share of $ 65.00, equal to ten percent of the shares of Class A Stock outstanding immediately after the expiration of the Offer (as defined below) and issuance of such newly issued shares of Class A Stock and (ii) 378,000 newly issued shares of Class B (non-voting) Common Stock, without par value, of DEKALB ("Class B Stock" and, together with the Class A Stock, "Common Stock"), at a price per share of $65.00.

          In addition, pursuant to the terms of the Investment Agreement, Monsanto will make a tender offer (the "Offer") for up to 1,800,000 shares of
Class B Stock at a price per share of     $71.00 net to the seller in cash.

          The newly issued shares of Class B Stock would constitute approximately 8% of the total issued and outstanding shares of Class B Stock at January 16, 1996 (after giving effect to the issuance of such shares of Class B Stock). In addition, the newly issued shares of Class B Stock, together with the maximum number of shares of Class B Stock that may be purchased by Monsanto in the Offer, would constitute approximately 45% of the total issued and outstanding shares of Class B Stock.

          The Investment Agreement, among other things: (i) provides Monsanto with the right, for one year after the closing under the Investment Agreement (the `Closing''), to purchase in the market additional Class B Stock so long as the total Common Stock owned by Monsanto does not exceed 40% of the Common Stock outstanding at such time, (ii) restricts the ability of Monsanto to transfer securities of DEKALB; (iii) provides DEKALB under specified circumstances with a right of first refusal in respect of certain proposed transfers by Monsanto of securities of DEKALB; (iv) limits for ten years, subject to certain exceptions, the ability of Monsanto to acquire additional securities of DEKALB; (v) requires DEKALB to provide notice to Monsanto of certain transactions in order to provide Monsanto with the opportunity to propose an alternative transaction to DEKALB; and (vi) prohibits Monsanto from engaging in specified activities.

          The Investment Agreement also provides that after the Closing Monsanto will be entitled to nominate one member to DEKALB's Board of Directors and that if Monsanto acquires 20% or more of the outstanding Common Stock pursuant to the Offer and the Investment Agreement, Monsanto may nominate for election in January, 1997, an additional member to DEKALB's Board. DEKALB is obligated to support any such nominations made in accordance with the terms of the Investment Agreement. The Investment Agreement further provides that, during any period in which Monsanto is entitled to nominate one or more members to DEKALB's Board, DEKALB will use all reasonable efforts to assure that there be at least three members of its Board who are independent of DEKALB, Monsanto and certain large holders of Class A Stock.



                                          4
          Monsanto and DEKALB have also entered into a Registration Rights Agreement (the "Registration Rights Agreement") requiring DEKALB to register under the Securities Act of 1933, the offer and sale by Monsanto of certain securities of DEKALB.

          Prior to being executed, the Collaboration Agreement, the License Agreements, the Investment Agreement and the Registration Rights Agreement were approved by the respective Boards of Directors of DEKALB and Monsanto. Additional information with respect to those agreements will be included in DEKALB's Recommendation/Solicitation Statement on Schedule 14D-9 with respect to the Offer to be mailed to holders of DEKALB's Class B Stock.

          Copies of the Investment Agreement and the Press Release issued by DEKALB on February 1, 1996 are attached hereto as Exhibits 99.1 and 99.2, respectively, and each is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.
-------  ---------------------------------


(e)  Exhibits:
     ---------


99.1 Investment Agreement between Monsanto and DEKALB dated as of January 31, 1996.

99.2      Press release issued by DEKALB on February 1, 1996.

                            SIGNATURE
                            ---------



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              DEKALB GENETICS CORPORATION




Date: February 1, 1996        By:  Thomas R. Rauman
                                 ---------------------

                                  Thomas R. Rauman
                                  Chief Financial Officer

                          EXHIBIT INDEX
                          -------------



          The following exhibits are filed herewith:


Exhibit                                                      Page
-------                                                      ----



99.1 Investment Agreement between Monsanto and DEKALB dated as of January 31, 1996.

99.2      Press release issued by DEKALB on February 1, 1996.

===============================================================================


                              INVESTMENT AGREEMENT


                                    Between


                               MONSANTO COMPANY,
                             a Delaware corporation


                                      and


                          DEKALB GENETICS CORPORATION,
                             a Delaware corporation



                          Dated as of January 31, 1996









                                          2



===============================================================================

                                  EXHIBIT 99.1
                      INVESTMENT AGREEMENT
     dated as of January 31, 1996 (this ``greement''), between MONSANTO COMPANY, a Delaware corporation (`Investor'') and DEKALB GENETICS CORPORATION, a Delaware corporation (the ``ompany'').

          WHEREAS, the respective managements of Investor and the Company have negotiated and the Boards of Directors of Investor and the Company have approved a strategic alliance under which the two companies will enter into various collaborations, the Company will remain an autonomous and entrepreneurial business and Investor will make a substantial investment in the Company;

          WHEREAS, Investor proposes to make a tender offer (as it may be amended from time to time as permitted under this Agreement with the Company's consent if required hereby, the ``ffer'') to purchase any or all up to a maximum of 1,800,000 shares of Class B Common Stock, without par value, of the Company (the `Class B Stock''), at a price per share of Class B Stock of $71.00 net to the seller in cash (such price, as may hereafter be increased, the ``ender Offer Price'') (such 1,800,000 shares representing approximately 37% of the outstanding shares of Class B Stock, after giving effect to the transactions


                                          3
contemplated by this Agreement), upon the terms and subject to the conditions set forth in this Agreement;


          WHEREAS, Investor further proposes to purchase from the Company in accordance with the terms and conditions hereof newly issued shares of the Company's Class A Common Stock, without par value (the "Class A Stock") at a price per share of $65.00 (such shares representing 10% of the outstanding shares of Class A Stock after expiration of the Offer and after giving effect to the issuance thereof) (the "Newly Issued Class A Shares") and 378,000 newly issued shares of Class B Stock at a price per share of $65.00 (the "Newly Issued Class B Shares") (such Newly Issued Class A Shares and Newly Issued Class B Shares collectively referred to as the "Newly Issued Shares");

          WHEREAS Investor and the Company desire to make certain representations, warranties, covenants and agreements and also to prescribe various conditions in connection with the transactions contemplated hereby; and

          WHEREAS, contemporaneously herewith, Investor and the Company and Investor and the Major A Stockholders, as applicable, have entered into the Ancillary Agreements described herein, which Ancillary Agreements will be effective upon the consummation of the Closing.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and in the Ancillary Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE 1

                           DEFINITIONS

          1.1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below.

          "Acquisition Proposal" shall mean any tender offer or exchange offer or proposal (including without limitation any proposal or offer to shareholders of the Company) with respect to a Business Combination or a sale of 10% or more of the outstanding capital stock of the Company.

          "Affiliate" of a party means any person or entity controlling, controlled by, or under common control with such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

          "Amended Bylaws" means the Bylaws of the Company, which Bylaws include the amendments provided in Exhibit B hereto, to be adopted by the Company prior to the Closing.

          "Ancillary Agreements" means the Stockholders' Agreement, the Registration Rights Agreement, the Collaboration Agreement, the Corn Borer-Protected Corn License Agreement; the Glyphosate-Protected Corn License Agreement and the CaMV Promoter License Agreement each of which is dated as of the date hereof and effective upon the consummation of the Closing.

          "beneficially owned", "beneficially own" and "beneficial ownership" shall have the meaning provided in Rule 13d-3 under the Exchange Act, including subsection (d)(1)(i) thereof, without giving effect to whether or not such beneficial ownership may be acquired within 60 days as required by such subsection, provided, however, that "beneficial ownership" shall not be deemed to include any right of Investor conferred by (i) the Stockholders' Agreement until such time as Investor shall become legally bound (whether or not subject to conditions) to purchase any Equity pursuant to such agreement or otherwise or
(ii) Section 10.1 until such time as the Company shall give Investor an Issuance Notice (unless Investor shall have waived its right thereunder by failure to provide a Response Notice and as reduced in accordance with Section 10.1.4) or
(iii) Section 10.3 until the Company shall notify Investor that it is entitled to purchase shares of Common Stock pursuant to such section (unless Investor shall waive or be deemed to have waived its rights thereunder).

          "Board" means the Board of Directors of the Company.

          "Business Combination" shall mean a merger or consolidation in which the Company is a constituent corporation and pursuant to which the Common Stock is convertible into or exchanged for cash, securities or other property or a sale of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, or a sale of all or substantially all the assets of the Company's United States seed corn business; provided that a transaction in which the beneficial ownership of the capital
--------

stock of the Company or of the sole surviving corporation to the transaction (or of the ultimate parent of the Company or of such sole surviving corporation) immediately after the consummation of such transaction is substantially the same as the beneficial ownership of the Company's capital stock immediately prior to the consummation thereof shall not be deemed a Business Combination unless such transaction shall result in the sale of all or substantially all the assets of the Company and its subsidiaries taken as a whole or all or substantially all the assets of the Company's United States seed corn business.

          "Business Day" means any day other than a Saturday, a Sunday, or a bank holiday in the States of Illinois, New York or Missouri.

          "CaMV Promoter License Agreement" means the CaMV Promoter License Agreement dated as of the date hereof between Investor and the Company.

          "Class A Stock" means the Class A Common Stock, without par value, of the Company.

          "Class B Percentage Limitation" means the percentage of the Class B Stock determined by dividing (i) the number of shares of Class B Stock beneficially owned by Investor after (a) acquisition of the Newly Issued Shares,
(b) acquisition of Class B Stock pursuant to the Offer and (c) acquisition of any additional Class B Stock actually acquired pursuant to Section 3.6 by (ii) the total number of outstanding shares of Class B Stock outstanding on the first anniversary of the Closing Date.

          "Class B Stock" means the Class B Common Stock, without par value, of the Company.

          "Closing" means the closing of the purchase and sale of the Newly Issued Shares pursuant to Section 2.1.

          "Closing Date" means the date the Closing is consummated.


          "Collaboration Agreement" shall mean the Collaboration Agreement and License between Investor and the Company dated as of the date hereof.

          "Common Stock" means the Class A Stock and Class B Stock of the
Company.

          "Company" has the meaning set forth at the beginning of this Agreement.

          "Company Indemnified Parties" has the meaning set forth in Section
13.1.

          "Company Letter" means the letter, dated as of the date hereof, from the Company to Investor regarding certain matters related to this Agreement.

          "Competitor" means a person who either (i) sells seed for growing corn, sorghum, soybean, sunflower or alfalfa and who is estimated by Doane's (or, if such information is not provided by Doane's another independent source generally considered reliable) to have, or who has publicly stated that it does have, at least 2% of the United States or Argentine market for any such seed for any of the most recent two years for which such market share is reported or claimed or (ii) is primarily engaged in the business of selling foundation seed.


          "Confidentiality Agreement" means that certain letter agreement between Investor and the Company, dated May 16, 1995.

          "Corn Borer-Protected Corn License Agreement" shall mean the Corn Borer-Protected Corn License Agreement dated as of the date hereof between Investor and the Company.

          "Current Market Value" shall mean, with respect to any security, the average of the daily closing prices on the NASDAQ National Market (or such principal exchange on which such security may be listed) for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or if the closing price is not reported, the average of the closing bid and asked prices as reported by NASDAQ or a similar source selected from time to time by the Company for such purpose.

          "Director Representation Period" has the meaning set forth in Section 8.5.

          "Doane's" shall mean the U.S. Farm Corn Seed Study by Doane Marketing Research Inc., or if such information is not provided by Doane's, another independent source generally considered reliable.


          "Environmental Laws" has the meaning set forth in Section 4.11.2.

          "Equity" shall mean any and all shares of Common Stock of the Company, securities of the Company convertible into such shares, and options, warrants or other rights to acquire such shares.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Fair Market Value" shall mean, as to any shares or other property, the cash price at which a willing seller would sell and a willing buyer would buy such shares or property in an arms'-length negotiated transaction without time constraints.

          "Final Governmental Order" has the meaning set forth in Section 9.1.1.

          "GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles may change from time to time).




                                         10
          "Glyphosate-Protected Corn License Agreement" shall mean the Glyphosate-Protected Corn License Agreement dated as of the date hereof between Investor and the Company.


          "Governmental Authority" means any governmental, quasi-governmental, judicial, self-regulatory or regulatory agency or entity or subdivision thereof with jurisdiction over the Company or Investor or any of their subsidiaries or any of the transactions contemplated by this Agreement.

          "Hazardous Material" means any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action policy or common law; (ii) which is defined and regulated as a "hazardous waste," ``azardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the state in which such substance is located or any political subdivision thereof; or (iv) the presence of which poses or threatens to pose a hazard to the health or safety of persons or the environment on or about the property on which such substance is located or adjacent properties. Hazardous Material shall include, without limitation, petroleum, including crude oil and any fraction thereof, asbestos and polychlorinated biphenyls (PCBs).

          "Indemnified Party" has the meaning set forth in Section 13.3.



                                         11
          "Indemnifying Party" has the meaning set forth in Section 13.3.

          "Independent Director" means an individual who is not (apart from such directorship) (i) an officer or employee of the Company or any Affiliate of the Company, (ii) a director, officer or employee of Investor or any Affiliate of Investor, (iii) a Major A Stockholder, an Affiliate of a Major A Stockholder or a Permitted Transferee (as defined in the Stockholders' Agreement) of a Major A Stockholder, (iv) did not in either of the last two completed calendar years receive, and is not an officer, director, employee, stockholder holding more than 10% of the voting interest of, partner or Affiliate of any person (``ntity'') that in either of such Entity's two most recent fiscal years, received, more than (A) $350,000 in revenues or other compensation or (B) 20% of such person's total revenues from the Company, the Investor, a Major A Stockholder or a Permitted Transferee or an Affiliate of any of the foregoing; provided no person who is serving as a director of the Company as of the date of
--------

this Agreement shall be excluded pusuant to this clause (iv) unless such person is also excluded pursuant to clauses (i), (ii), (iii) or (v) of this definition; or (v) any voting trustee under the Voting Trust Agreement among the Major A Stockholders and certain voting trustees dated as of January 31, 1996, but shall not include any Investor Nominee.


          "Interest Rate" shall mean the interest rate per annum publicly announced by Citibank N.A. as its "base rate" as in effect from time to time.

          "Issue Price" means $65.00 per share of Class A Stock and $65.00 per share of Class B Stock.



                                         12
          "Investor" has the meaning set forth at the beginning of this Agreement.

          "Investor Indemnified Parties" has the meaning set forth in Section 13.2.

          "Investor Nominee" has the meaning set forth in Section 8.5.

          "Knowledge", when used in reference to the Company, means the knowledge of those officers and managerial employees of the Company identified in the Company Letter and limited as to scope with respect to certain individuals as specified in the Company Letter.

          "Liabilities, Actions and Damages" has the meaning set forth in
Section 13.1.

          "Licenses" shall mean the European Corn Borer-Protected License Agreement, the Glyphosate-Protected Corn License Agreement and the CaMV Promoter License Agreement.

          "Lien" means any mortgage, lien, security interest, pledge, lease or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a purchase money creditor or conditional vendor, and any easement, right of way or other encumbrance on title to real property, and any agreement to give any of the foregoing.

          "Major A Stockholder" shall have the meaning set forth in the Stockholders' Agreement.


                                         13

          "Material Adverse Effect" means a material adverse effect, or the occurrence or existence of facts or circumstances reasonably expected to result in a material adverse effect, on the business, assets, results of operations, properties, financial or operating condition of the Company and its subsidiaries taken as a whole (without including economic or other matters affecting business or the seed industry generally) or the ability of the Company (and, to the extent applicable, its subsidiaries) to perform its (or their) obligations under this Agreement or consummate the transactions contemplated hereby or by the Ancillary Agreements.

          "Merrill Lynch" has the meaning set forth in Section 3.5.1

          "Newly Issued Shares" has the meaning set forth in the third Whereas clause.

          "Newly Issued Class A Shares" has the meaning set forth in the third Whereas clause.

          "Newly Issued Class B Shares" has the meaning set forth in the third Whereas clause.

          "Offer" has the meaning set forth in the second Whereas clause.

          "Offer Conditions" has the meaning set forth in Section 3.1.

          "Offer Documents" has the meaning set forth in Section 3.4.



                                         14

          "Offer Notice" shall have the meaning specified in Section 9.3.1.

          "Offer Price" has the meaning set forth in Section 9.3.2.

          "Offer Shares" means those shares of Class B Stock, if any, purchased by Investor pursuant to the Offer.

     "Outstanding Interest" shall mean the respective aggregate percentages of the outstanding shares of Class A Stock or Class B Stock beneficially owned (without regard to any rights Investor may have to acquire shares pursuant to Section 10.3) from time to time by Investor and its United States subsidiaries, including (for purposes of determining the outstanding shares of Class A Stock and Class B Stock) as Class A Stock any Equity convertible into or entitling the holder to acquire Class A Stock and as Class B Stock any Equity convertible into or entitling the holder to acquire Class B Stock (except by virtue of converting Class A Stock into Class B Stock), but excluding in each case stock options or other rights to acquire Class A Stock or Class B Stock granted under Stock Plans or under any stock option plan or any stock-based incentive compensation plan adopted in the future and Investor's rights described in Section 10.3 with respect thereto.

          "Percentage Limitation" shall have the meaning specified in Section 11.1.

          "Permitted Acquisition Proposal" shall have the meaning specified in
Section 11.1.




                                         15
          "Permitted Offering" shall have the meaning specified in Section 9.1.2
(ii).

          "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.


          "Primary Business" means the research-based production, marketing, licensing and sale of agronomic seed, including both technology related thereto and products derived therefrom.

          "Reasonable Solicitation Efforts" shall have the meaning set forth in
Section 8.5(i).

          "Registration Rights Agreement" shall have the meaning specified in
Section 9.5.

          "Schedule 14D-1" has the meaning set forth in Section 3.4.

          "Schedule 14D-9" has the meaning set forth in Section 3.5.2.

          "SEC" means the Securities and Exchange Commission.

          "SEC Reports" has the meaning set forth in Section 4.5.

          "Securities Act" means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

          "Shares" means issued and outstanding shares of Common Stock.

          "Significant Subsidiary" means any subsidiary of the Company or Investor, as the case may be, that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

          "Small Offering" shall have the meaning specified in Section 10.2.2.

          "Stockholders' Agreement" shall mean the Stockholders' Agreement dated as of the date hereof by and among Investor and the Major A Stockholders.

          "Stock Plans" shall have the meaning specified in Section 4.3.

          "subsidiary" of any person means another person whose voting securities, other voting ownership or voting partnership interests are owned directly or indirectly by such first person in an amount sufficient to elect at least a majority of the board of directors or other governing body of such other person (or, if there are no such voting interests, more than 50% of the equity interests of such other person).

          "taxes" has the meaning set forth in Section 4.8.

          "Tender Offer Price" has the meaning specified in the second Whereas clause.

          "third party" means any person (including a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity other than, or group not including, Investor or any Affiliate of Investor or the Company.

          "Total Voting Power" means, at any date, the total number of votes that may be cast in the election of directors of the Company at any meeting of stockholders of the Company held on such date, assuming all shares of Voting Stock were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than Class A Stock) or upon the happening of a contingency.

          "Transfer" shall have the meaning set forth in Section 9.1.1.

          "United States subsidiary" means a direct or indirect subsidiary of Investor which is a corporation organized and existing under the laws of the United States and with its principal place of business in the United States.

          "Voting Stock" means Class A Stock and all other securities of the Company, if any, entitled to vote generally in the election of directors.

                            ARTICLE 2

          SALE AND PURCHASE OF THE NEWLY ISSUED SHARES

          2.1. Sale and Purchase of the Newly Issued Shares. Upon the terms and subject to the satisfaction or waiver of all of the conditions set forth in
Article 7, the Company shall issue and sell to Investor, and Investor shall purchase from the Company, in exchange for the Issue Prices thereof, the Newly Issued Shares at the Closing. Investor shall pay the Issue Prices with respect to the Newly Issued Shares to the Company at the Closing by bank wire transfer of immediately available funds to an account designated by the Company, or by such other means as is acceptable to the Company and Investor.

          2.2. Closing and Deliveries. Subject to the satisfaction or waiver of all of the conditions set forth in Article 7, the Closing shall take place as promptly as practicable after the expiration of the Offer, or on such later date and time as may be mutually agreed by the parties within five Business Days after the last to occur of satisfaction or waiver of the respective conditions set forth in Article 7. Such Closing shall occur at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or at such other place and time as Investor and the Company agree in writing.

          2.2.1. Deliveries by Investor. At the Closing, Investor shall deliver to the Company the following:

               (i)  the Issue Price for each of the Newly Issued Shares; and

               (ii) such other documents and instruments, duly executed to the extent required, as may be reasonably requested by the Company in order to consummate the transactions contemplated hereby.

          2.2.2. Deliveries by the Company. At the Closing, the Company shall deliver to Investor the following:

               (i) stock certificates in such denominations as may be reasonably requested by Investor evidencing the Newly Issued Shares; and

               (ii) such other documents and instruments, duly executed to the extent required, as may reasonably requested by Investor in order to consummate the transactions contemplated hereby.


                            ARTICLE 3

                            THE OFFER

          3.1. Commencement of the Offer. As promptly as practicable, but no later than the fifth Business Day following the public announcement of this Agreement, Purchaser shall commence the Offer within the meaning of Rule 14d-2 under the Exchange Act. The obligations of Investor to accept for payment, and pay for, any Offer Shares tendered pursuant to the Offer shall be subject to (the following being referred to as the "Offer Conditions") the satisfaction or waiver of the conditions set forth in Exhibit A attached hereto.

                                         20
          3.2. Changes to the Offer. Investor may increase the Tender Offer Price and may make any other changes in the terms and conditions of the Offer, provided that, unless previously approved by the Company in writing, Investor may not (i) decrease the Tender Offer Price, (ii) change the form of consideration payable in the Offer, (iii) increase or decrease the maximum number of Shares sought pursuant to the Offer, (iv) add to or modify the Offer Conditions (v) amend the Offer in a manner which would require the extension of the originally scheduled expiration date to a date later than 50 business days from the date of the commencement of the Offer, as required by any rule, regulation, interpretation or position of the SEC or the staff or (vi) otherwise amend the Offer in any manner adverse to the interests of the Company or its stockholders. Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York City time, on the date that is not more than 30 business days from the date the Offer is first published or sent to holders of Class B Stock. Investor shall be required to extend the Offer for at least ten business days from the originally scheduled expiration date and shall be entitled to extend the Offer for up to 20 business days from such original expiration date (A) if at the scheduled expiration date of the Offer any of the Offer Conditions shall not have been satisfied or waived, until such time as such Offer Conditions are satisfied or waived and (B) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer, provided, however, that
                                                      --------

Investor shall terminate the Offer if this Agreement is terminated.

          3.3. Purchase. Provided that this Agreement shall not have been terminated in accordance with Article 12 and provided that all Offer Conditions shall have been satisfied or waived by Investor in accordance with this Article 3, Investor shall accept for payment and purchase, in accordance with the terms


                                         21
of the Offer, shares of Class B Stock validly tendered and not withdrawn pursuant to the Offer (up to the amount sought pursuant to the Offer). The Offer Conditions are for the sole benefit of Investor and may be asserted by Investor regardless of the circumstances giving rise to any such condition or may be waived by Investor, in whole or in part at any time and from time to time, in Investor's sole discretion. The failure by Investor at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination (which shall be made in good faith) by Investor with respect to any of the foregoing conditions (including without limitation the satisfaction of such conditions) shall be final and binding on the parties. The Offer Price (to the extent, if any, adjusted pursuant to the Offer) shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to the conditions of the Offer as soon as practicable after expiration of the Offer. It is the intention of Investor and the Company that the purchase by Investor of the Offer Shares shall not be a condition to the purchase by Investor of the Newly Issued Shares.

          3.4. Schedule 14D-1 and Other Offer Documents. On the date the Offer is commenced, Investor shall file with the SEC a Tender Offer Statement on
Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall contain as an exhibit or incorporate by reference the Offer to Purchase (or portions


                                         22
thereof) and form of the related letter of transmittal and summary advertisement to be used in connection with the Offer (the Schedule 14D-1 and such other documents, together with any supplements thereto or amendments thereof, being referred to herein collectively as the "Offer Documents"). The Company shall provide to Investor in writing all information regarding the Company necessary for the preparation of the Offer Documents, which information shall be accurate and shall not contain any material misstatement of fact or omit to state any material fact necessary to make the statements included in such information, in light of the circumstances under which they are made, not misleading. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC and the distribution thereof to the Company's stockholders. Investor shall provide to the Company and its counsel any comments that Investor receives (directly or through its counsel) from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments. The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws and shall not, on the date the Offer Documents are filed with the SEC and on the date first published, sent or given to the Company's stockholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Investor with respect to information supplied by the Company in writing specifically for inclusion in the Offer Documents. If any event relating to the Company or any of its Affiliates, officers or directors shall be discovered by the Company which causes the information previously supplied by the Company to Investor for use in the Offer Documents to contain any untrue statements of a


                                         23
material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, the Company shall promptly inform Investor. Investor and the Company shall each promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Investor shall promptly amend and supplement the Offer Documents if and to the extent that they shall have become false or misleading in any material respect and shall promptly cause the Offer Documents as so amended and supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable federal securities laws.

          3.5.  Actions by the Company.

          3.5.1. Approval and Recommendation of Offer. On January 31, 1996, the Company's Board of Directors, at a meeting duly called, unanimously adopted resolutions by which the Board (i) determined that this Agreement and the transactions contemplated hereby, including the Offer, are fair to and in the best interest of the Company and the Company's stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer, and
(iii) resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares thereunder to Investor. In connection with such approval by the Board, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") delivered to the Board its written opinion dated the date of such meeting to the effect that, as of the date of such opinion, the proposed consideration to be received by the Company and the holders of Class B Common Stock is fair to the Company and such holders from a financial point of view. The Company is

                                         24
authorized by Merrill Lynch to permit the inclusion of such fairness opinion in the Offer Documents and the Schedule 14D-9 referred to below. The Company hereby consents to the inclusion in the Offer Documents of the recommendations of the Board described in this Section 3.5.1.

          3.5.2. Schedule 14D-9. As promptly as practicable, but no later than the tenth Business Day following the commencement of the Offer, the Company shall file with the SEC a solicitation/recommendation statement on Schedule 14D-9 pertaining to the Offer (together with any amendments or supplements thereto, the "Schedule 14D-9") containing the Board's recommendation described in Section
3.5.1. The Company shall promptly mail the Schedule 14D-9 to the Company's stockholders. Investor and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC and its dissemination to the Company's stockholders. The Company shall provide to Investor and its counsel any comments that the Company receives (directly or through its counsel) from the SEC or its staff with respect to the
Schedule 14D-9 promptly after receipt of such comments. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws and shall not, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations are made by the Company with respect to information supplied by Investor in writing specifically for inclusion in the Schedule 14D-9. If any event relating to Investor or any of its Affiliates, officers or directors shall be discovered by Investor which causes the information previously supplied by Investor to the Company for use in the Schedule 14D-9 to contain any untrue


                                         25
statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, Investor shall promptly inform the Company. Investor and the Company shall each promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company shall promptly amend and supplement the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and shall promptly cause the Schedule 14D-9 as so amended and supplemented to be filed with the SEC and disseminated to the Company's stockholders in each case as and to the extent required by applicable federal securities laws.

          3.5.3. Stockholder Information. In connection with the Offer the Company shall promptly furnish Investor with mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Investor with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and list of securities positions) as Investor or its agents may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Investor shall and shall cause its Affiliates, associates, agents and advisors to, hold the information contained in any such labels, listings and files confidential and use such information only in connection with the Offer, and, if this Agreement shall be terminated, shall deliver to the Company all


                                         26
copies of such information and any extracts or summaries thereof then in their possession or control.

          3.6. Acquisition of Additional Class B Shares. If Investor shall beneficially own less than 40% of the outstanding Common Stock on the first day after completion of the Offer and the Closing, then Investor shall have the right, at any time during the period ending on the first anniversary of the Closing Date to acquire in the market at prices prevailing from time to time up to an additional number of shares of Class B Stock such that after completion of all such purchases, the total Common Stock beneficially owned by Investor and its Affiliates does not exceed 40% of the Common Stock outstanding at such time.
 The Investor may from time to time request that the Company provide information as to the number of shares of Common Stock of each class outstanding as of the most recent conveniently available date, provided, the

Investor shall be entitled to rely on the number of outstanding shares of Common Stock, Class A Stock and Class B Stock as most recently reported by a filing of the Company pursuant to the Exchange Act unless the Company shall advise the Investor in writing of more recent information.

                            ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Investor as follows:

          4.1. Organization, Standing and Corporate Power. Each of the Company and its Significant Subsidiaries is a corporation duly organized, validly


                                         27
existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect on the Company.

          4.2. Subsidiaries. Schedule 4.2 to the Company Letter lists each subsidiary of the Company. All the outstanding shares of capital stock of each Significant Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4.2 to the Company Letter, the entire equity interest in each subsidiary of the Company is owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all Liens.

          4.3. Capital Structure; New Shares. The authorized capital stock of the Company consists of 500,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and 20,000,000 shares of Common Stock, without par value, divided into two classes, consisting of 5,000,000 shares of Class A Stock and 15,000,000 shares of Class B Stock. At the close of business on January 16, 1996, (i) no shares of Preferred Stock were outstanding, (ii) 763,799 shares of Class A Stock and 4,431,327 shares of Class B Stock were issued and outstanding, (iv) no shares of Class A Stock and 73,201 shares of Class B Stock were held by the Company in


                                         28
treasury, and (v) 349,689 shares of Class A Stock were reserved for issuance pursuant to outstanding stock options or other rights to purchase shares of Class A Stock under the Company's Long Term Incentive Plan, the Company's Savings and Investment Plan and the Company's Director Stock Option Plan (the "Stock Plans") and an additional 417,340 shares of Common Stock were reserved for the grant of additional purchase rights thereunder. Except as set forth above or as otherwise expressly provided herein, and except for conversions of Class A Stock to Class B Stock and the issuance of shares pursuant to options granted under the Stock Plans, as of the date hereof, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding and there are not any phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of the Company ("Stock Equivalents"). There are no outstanding stock appreciation rights ("SARs") with respect to Common Stock. Upon issuance pursuant to the terms of this Agreement, the Newly Issued Shares will be duly authorized and no further approval of the stockholders or the directors of the Company will be required by the Company for the issuance and sale of the Newly Issued Shares as contemplated by this Agreement. When issued and sold to Investor upon payment of the Issue Price, the Newly Issued Shares will be duly authorized, validly issued, fully paid and non-assessable. Other than this Agreement, the Newly Issued Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting or disposition of the Newly Issued Shares. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Stock Plans and the other agreements and instruments listed above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive


                                         29
rights. There are not any outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which stockholders of the Company may vote. Except as set forth above and in Schedule
4.3 of
the Company Letter, and as otherwise expressly set forth in this Agreement, as of the date of this Agreement, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Significant Subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or Stock Equivalents of the Company or of any of its Significant Subsidiaries or obligating the Company or any of its Significant Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Significant Subsidiaries except pursuant to existing employee arrangements.

          4.4. Authority; Noncontravention. The Company has requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and such Ancillary Agreements. The execution and delivery by the Company of this Agreement and each Ancillary Agreement to which it is a party and the consummation by the Company of the transactions


                                         30
contemplated by this Agreement and such Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. Except as set forth on Schedule 4.4 to the Company Letter, the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by the Company did not, and the consummation of the transactions contemplated by this Agreement and such Ancillary Agreements and compliance with the provisions of this Agreement and such Ancillary Agreements without obtaining the consent of any third party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right to termination, cancellation or acceleration of any obligation or to loss by the Company or any of its Significant Subsidiaries of a material benefit under, or the creation of any material additional benefit to any third party under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights


                                         31
or Liens that individually or in the aggregate could not reasonably be expected to (x) have a Material Adverse Effect on the Company, (y) materially impair the ability of the Company to perform its obligations under this Agreement or any Ancillary Agreement to which it is a party or (z) prevent the consummation of any of the transactions contemplated by this Agreement or any of such Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any party to a Material Contract (as defined in Section 4.12 is required by or with respect to the Company or any of its Significant Subsidiaries or its subsidiaries that are parties to such a Material Contract in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party or the consummation by the Company of the transactions contemplated by this Agreement and such Ancillary Agreements, except for (A) any filings required pursuant to foreign antitrust and competition law statutes and regulations, (B) the filing with the SEC of (x) a solicitation/recommendation statement on
Schedule 14D-9 and (y) such reports under Sections 12 and 13(a) of the Exchange Act as may be required in connection with this Agreement, such Ancillary Agreements and the transactions contemplated by this Agreement and such Ancillary Agreements, and (C) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth on
Schedule 4.4 to the Company Letter.

          4.5. SEC Reports; Undisclosed Liabilities. The Company has timely filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1994 (the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such


                                         32
SEC Reports, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated statements of operations, stockholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Reports, to the Company's knowledge neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its subsidiaries or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business consistent with prior practice and experience since August 31, 1995 and liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

          4.6.  Absence of Certain Changes or Events.  Except as set forth on
Schedule 4.6 to the Company Letter, since August 31, 1995, the Company and each of its subsidiaries has conducted its business only in the ordinary course, and there has not been (i) one or more events or occurrences which individually or in the aggregate has had or would reasonably be expected to result in a Material Adverse

Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, except for declaration and payment to holders of record of Common Stock of normal quarterly dividends consistent with existing practice,
(iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, or (iv) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          4.7. Litigation. Except as set forth on Schedule 4.7 to the Company Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a Material Adverse Effect, (ii) materially impair the ability of the Company to perform its obligations under this Agreement or any Ancillary Agreement to which it is a party or (iii) prevent the consummation of any of the transactions contemplated by this Agreement or any such Ancillary Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator outstanding against the Company or any of its subsidiaries having, or that could reasonably be expected to have, a Material Adverse Effect.




                                         34
          4.8. Taxes. The Company and each of its subsidiaries has timely filed all tax returns and reports required to be filed by them either on a separate or combined or consolidated basis except where failure to timely file could not reasonably be expected to have a Material Adverse Effect. All such returns are complete and accurate except where the failure to be complete or accurate could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiaries has paid or caused to be paid all taxes shown as due on such returns and all material taxes for which no return was filed except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No deficiencies for any taxes have been asserted, proposed or assessed against the Company or any of its subsidiaries that have not been paid or otherwise settled or are not otherwise being challenged under appropriate procedures except for deficiencies the assertion, proposing or assessment of which could not reasonably be expected to have a Material Adverse Effect, and no requests for waivers of the time to assess any such taxes are pending. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, employment, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

          4.9. Voting Requirements. No vote of the holders of any class or series of the Company's capital stock is necessary to approve this Agreement, the Ancillary Agreements to which the Company is a party or the transactions contemplated by this Agreement and such Ancillary Agreements.

          4.10. Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch, the fees and expenses of which will be


                                         35
paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Company and its subsidiaries.

          4.11.  Compliance with Laws.

          4.11.1. The Company and each of its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has not occurred any default under any Permit, except for absence of Permits and for defaults under Permits which absence or defaults, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Section 4.11.1 to the Company Letter, the Company and its subsidiaries are in compliance with all applicable statues, laws, ordinances, regulations, rules, judgments, decrees or orders of any Governmental Authority except where failures to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.11.2.  Except as set forth in Schedule 4.11.2 to the Company Letter,
(i) neither the Company nor any of its subsidiaries has received any written communication from a Governmental Authority that alleges that the Company or any subsidiary thereto is not in compliance with any Environmental Law (as defined below) if such non-compliance could reasonably be expected to have a Material Adverse Effect and (ii) the Company has no knowledge of any environmental materials or information, other than as listed in the Schedule 4.11.2 to the


                                         36




Company Letter, including on-site or off-site storage, disposal or releases of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect on the Company. As used in this Agreement, the term "Environmental Laws" means any applicable treaties, laws, regulations, enforceable requirements, orders, decrees or judgments issued, promulgated or entered into by any Governmental Authority, which relate to (A) pollution or protection of the environment or (B) the generation, storage, use, handling, disposal or transportation of or exposure to Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section Section9601, et seq. ("CERCLA"), the Resource
                                         -- ----

Conservation and Recovery Act, as amended, 42 U.S.C.  Section Section 6901 et
                                                                           --

seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.  Section
----

Section 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C.  Section
             -- ----

Section 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C.
             -- ----

Section Section 2601 et seq., the Hazardous Materials Transportation Act, 49
                     -- ----

U.S.C.  Section Section 1801 et seq., and any similar or implementing state or
                             -- ----

local law, and all amendments or regulations promulgated thereunder.






                                         37

          4.12. Material Contracts. All contracts, leases and other agreements to which the Company or any of its subsidiaries is a party that would be required to be filed as Exhibits to the SEC Documents (the "Material Contracts") have been filed as Exhibits to the SEC Documents. Except as disclosed in
Schedule 4.12 to the Company Letter, (i) each Material Contract is in full force and effect except as the same may have expired in accordance with its terms;
(ii) the Company and its subsidiaries have performed all the material obligations required to be performed thereby under each Material Contract;

(iii) neither the Company nor any of its subsidiaries has received any written assertion of default under any Material Contract; (iv) neither the Company nor any of its subsidiaries expects or has received any notice related to any termination or material change to, or proposal with respect to, any of the Material Contracts as a result of the transactions contemplated by this Agreement and the Ancillary Agreements to which it is a party; and (v) the Company has no knowledge of any material breach or anticipated material breach by any other party to any Material Contract; in each case except where the result of a failure of a representation contained in clauses (i), (ii), (iii),
(iv) or (v) above would not reasonably be expected to have a Material Adverse Effect.

          4.13. No Untrue Statement or Omission. Neither this Agreement nor any Ancillary Agreement to which the Company is a party nor any exhibit or schedule hereto or thereto, nor any statement, list or certificate delivered to Investor pursuant to this Agreement or any such Ancillary Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                         38








                            ARTICLE 5

           REPRESENTATIONS AND WARRANTIES OF INVESTOR

          5.1. Organization; Authority; Noncontravention. Investor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Investor has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. The execution and delivery by Investor of this Agreement and each Ancillary Agreement to which it is a party and the consummation by Investor of the transactions contemplated by this Agreement and the Ancillary Agreements have been duly authorized by all necessary corporate action on the part of

                                         39
Investor. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by Investor, and constitute valid and binding obligations of Investor, enforceable against Investor in accordance with their respective terms. The execution and delivery by Investor of this Agreement and the Ancillary Agreements to which it is a party did not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with the provisions of this Agreement and the Ancillary Agreements to which it is a party without obtaining the consent of any third party will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss by Investor or any of its Significant Subsidiaries of a material benefit under, or the creation of any material additional benefit to any third party under, or result in the creation of any Lien upon any of the properties or assets of Investor or any of its Significant Subsidiaries under, (i) the certificate of incorporation or bylaws of Investor, (ii) any loan or credit agreement, note, bond, mortgage indenture, lease or other agreement, instrument, permit or license applicable to Investor or its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Investor, or its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflict, violations, defaults, rights or Liens that individually or in the aggregate could not reasonably be expected to impair the ability of Investor to perform its obligations under this Agreement and the Ancillary Agreements or prevent the consummation of any of the transactions contemplated by this Agreement and the Ancillary Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental


                                         40
Authority or any other third party is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party or the consummation by Investor of any transaction contemplated by this Agreement or any Ancillary Agreement, except for (i) any filings required pursuant to the foreign antitrust and competition law statutes and regulations, (ii) the filing with the SEC of the Offer Documents, and such statements and reports under Sections 12, 13 and 16(a) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements and the transactions contemplated by this Agreement and the Ancillary Agreements, and (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "takeover" or "blue sky" laws of various states.

          5.2. Brokers. No broker, investment banker, financial advisor or other person, other than Robertson, Stephens & Company LLC, the fees and expenses of which will be paid by Investor, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of Investor and its subsidiaries.

          5.3. Investment Intent. Investor is purchasing or acquiring the Newly Issued Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. The certificates evidencing the Newly Issued Shares and any other Shares issued to Investor pursuant to this Agreement shall bear substantially the following legend until such time as the same is no longer


                                         41
required under the applicable requirements of the Securities Act or applicable state securities or blue sky laws and under this Agreement and the Ancillary
Agreements:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE TRANSFER OF SUCH SHARES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE INVESTMENT AGREEMENT DATED AS OF JANUARY 31, 1996, BETWEEN THE COMPANY AND INVESTOR, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SHARES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES HAVE NOT BEEN

          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE THEREWITH."

          5.4. Acquisition for Investment and Rule 144. Investor understands that the Newly Issued Shares will not be registered under the Securities Act by reason of a specific exemption from the registration provision of the Securities Act which depends upon, among other things, the bona fide nature of Investor's investment intent as expressed herein. Investor acknowledges that the Newly Issued Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Investor


                                         42
is aware that the certificates representing the Newly Issued Shares will bear such legends relating to restrictions on resale under the Securities Act as provided in Section 5.3 and the Company under certain conditions may issue stop transfer instructions to its stock transfer agent with respect to the Newly Issued Shares.

          5.5. Legal Investment. The purchase of the Newly Issued Shares by Investor hereunder is legally permitted by all laws and regulations to which Investor is subject and all consents, approvals, authorizations of or designations, declarations or filings in connection with the valid execution and delivery of this Agreement by Investor and the purchase of the Newly Issued Shares by Investor have been obtained, or will be obtained prior to the Closing Date.

          5.6. Purchase Entirely for Own Account. The Newly Issued Shares will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Newly Issued Shares.

          5.7. Current Ownership. Except for it rights to acquire Newly Issued Shares pursuant to this Agreement, neither Investor nor any of its Affiliates beneficially owns any shares of Class A Stock or Class B Stock; provided, with respect to any Affiliate of Investor which is not incorporated or otherwise organized in the United States, Investor shall be entitled to correct this


                                         43
representation by advising the Company in writing at any time within 90 days of the date of this Agreement of the beneficial ownership of any shares of Class A or Class B Stock by any such Affiliate, including the amount thereof, nature of ownership, identity of the beneficial owner, and nature of its relationship with Investor, in such detail as the Company shall reasonably request. Investor shall cause any Affiliate which is not a United States subsidiary of Investor to divest such beneficial ownership within 30 days after Investor becomes aware of such ownership, but only in the manner permitted by Section 9.1.2 (without regard to the time limitations thereof and excluding Transfers permitted pursuant to 9.1.2(i)) and shall promptly advise the Company upon completion of any such divestitures.


                            ARTICLE 6

                    COVENANTS OF THE COMPANY

          6.1. Conduct of Business by the Company Prior to Closing. During the period from the date of this Agreement until the Closing, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, the Company will not (and as to Section 6.1.3, or Section 6.1.5 as applicable to Section 6.1.3, neither the Company nor any subsidiary shall) take any of the following actions:

          6.1.1. (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than


                                         44

     dividends on its Common Stock to be declared and paid only at the customary rates and times, or (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          6.1.2. issue, deliver, sell, pledge or otherwise encumber any shares of capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (i) the issuance of new options or Common Stock under existing Stock Plans or Common Stock upon the exercise or conversion of rights outstanding on the date of this Agreement and in accordance with their present terms, (ii) the purchase of Common Stock pursuant to such Stock Plans, in accordance with their terms and (iii) the issuance and sale of the Newly Issued Shares in accordance with the terms hereof);

          6.1.3. acquire, in a single transaction or in a series of related transactions, any business or assets outside the Primary Business of the Company that would be equal in amount to more than 25% of the total consolidated assets of the Company as shown on the Company's consolidated balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is made whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

          6.1.4 amend its certificate of incorporation or bylaws except for the adoption of Amended Bylaws by the Company; or




                                         45
          6.1.5 authorize, or commit or agree to take, any of the foregoing actions.

                            ARTICLE 7

                      CONDITIONS TO CLOSING

          7.1. Obligations of Investor with respect to the Closing. The obligation of Investor to consummate the transactions contemplated to occur at the Closing is subject to the satisfaction (or waiver by Investor) as of the Closing of the following conditions:

          7.1.1. The representations and warranties of the Company set forth in this Agreement and in the Ancillary Agreements to which it is a party qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and Investor shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of the Company. The Company shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to which it is a party to be performed or complied with by the Company by the time of the Closing.



                                         46

          7.1.2. There shall not be threatened or pending by any Governmental Authority any suit, action or proceeding, and there shall not be pending by any other person any suit, action or proceeding, which has a substantial likelihood of success, (i) seeking to restrain or prohibit the purchase and sale of the Newly Issued Shares or the Class B Stock pursuant to the Offer,
     (ii) seeking to compel the Company to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or to compel Investor or its subsidiaries to dispose of or hold separate any material portion of the business or assets of Investor and its subsidiaries, as a result of any of the transactions contemplated by this Agreement or the Ancillary Agreements or (iii) seeking to prohibit Investor from effectively exercising any of its material rights under this Agreement or any Ancillary Agreement.

          7.1.3. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby or by the Ancillary Agreements or having any of the other consequences described in
     Section 7.1.2 shall be in effect.

          7.1.4. The Amended Bylaws shall have been duly authorized, approved and effected.




                                         47
          7.1.5. The Company shall have furnished to Investor an opinion of John H. Witmer, Jr., Senior Vice President and General Counsel of the Company, in the form attached hereto as Exhibit C.

          7.1.6. During the period from the date of this Agreement until the Closing Date, neither the Company nor any subsidiary shall have sold or otherwise disposed of (or authorized, committed or agreed to sell or otherwise dispose of), in a single transaction or in a series of transactions, excluding sales of inventory or other assets in the normal course of business, any business or assets relating to the Primary Business of the Company that constitute more than five percent of the total consolidated assets of the Company as shown on the Company's consolidated balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is made, whether such sale or disposition be by merger or consolidation or the sale of stock or assets or otherwise.

     7.2. Obligations of the Company with respect to the Closing. The obligation of the Company to consummate the transactions contemplated to occur at the Closing is subject to the satisfaction (or waiver by the Company) as of the Closing of the following conditions:

          7.2.1. The representations and warranties of Investor set forth in this Agreement and in the Ancillary Agreements qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date) and the Company shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of Investor. Investor shall have performed or complied in all material respects with all obligations and covenants required by this Agreement and the Ancillary Agreements to be performed or complied with by Investor by the time of the Closing.

          7.2.2. There shall not be threatened or pending by any Governmental Authority any suit, action or proceeding and there shall not be pending by any other person any suit, action or proceeding, which has a substantial likelihood of success, (i) seeking to restrain or prohibit the purchase and sale of the Newly Issued Shares or the Class B Stock pursuant to the Offer,
     (ii) seeking to compel the Company to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole, or to compel Investor or its subsidiaries to dispose of or hold separate any material portion of the business or assets of Investor and its subsidiaries, as a result of any of the transactions contemplated by this Agreement or the Ancillary Agreements or
     (iii) seeking to prohibit the Company from effectively exercising any of its material rights under this Agreement or any Ancillary Agreement.

          7.2.3. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent inunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby or by the

     Ancillary Agreements or having any of the other consequences described in
     Section 7.2.2 shall be in effect.

          7.2.4. The Offer shall have expired and Investor shall have purchased or accepted for payment and purchase any Class B Stock which it will acquire pursuant to the Offer.

          7.2.5. Investor shall have furnished to the Company an opinion of Frank E. Vigus, Assistant General Counsel of Investor, in the form attached hereto as Exhibit D.

                            ARTICLE 8

                  CERTAIN ADDITIONAL AGREEMENTS

          8.1. Confidentiality. Except as required by law, each of the Company and Investor shall hold, and shall cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, in confidence any nonpublic information obtained from the other pursuant to the Confidentiality Agreement or from time to time hereafter as may be disclosed to the Company, the Investor or any Investor Nominee until such time as such information becomes publicly available (otherwise than through the wrongful act of any such person) and shall use all reasonable efforts to cause such persons not to disclose such information to others without the prior written consent of the Company or Investor, as the case may be. In the event of the termination of this Agreement for any reason, the Company and Investor shall promptly return or destroy all documents containing nonpublic information so obtained from the other party or any of its subsidiaries and any copies made of such documents.

          8.2.  Reasonable Efforts; Notification.

          8.2.1. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Ancillary Agreements to which they are parties, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or any of such Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or such Ancillary Agreements; including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authorities vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and such Ancillary Agreements.

          8.2.2. The Company shall give prompt notice to Investor, and Investor shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement or any Ancillary Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue and inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Ancillary Agreement; provided, however, that no such notification shall affect the
           --------  -------

representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or the Ancillary Agreements.

          8.3. Fees and Expenses. All fees and expenses incurred in connection with the Offer, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer or the sale of the Newly Issued Shares on the terms contemplated hereby is consummated.

          8.4. Public Announcements. Investor and the Company shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and the Ancillary Agreements and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

          8.5.  Election of Directors.


                                         53
               (i) No later than 20 Business Days after the Closing Date, subject to occurrence of the Closing, the Board of Directors of the Company shall be increased in number so that Investor may nominate one director whose term shall expire at the Company's 1999 annual meeting of stockholders. In addition, subject to the occurrence of the Closing, if Investor shall have acquired beneficial ownership of at least 20% of the outstanding Common Stock in accordance with the terms hereof (including, without limitation, pursuant to Section 3.6), Investor may nominate an additional director who shall be placed on the ballot for election at the Company's annual meeting of stockholders to be held in January, 1997 and whose term shall expire at the Company's 2000 annual meeting (each such director and any other persons nominated from time to time by Investor pursuant to this Section 8.5 being referred to herein as an "Investor Nominee"). Any Investor Nominee may be an employee, officer or director of Investor or any of its subsidiaries and each Investor Nominee shall be reasonably satisfactory to the Company. The Company shall use all reasonable efforts at all times thereafter during which (x) Investor shall retain beneficial ownership of at least 7.5% of the Class A Stock and that number of shares of Common Stock (the "75% Limitation") as is equal to at least 75% of the highest percentage of the outstanding Common Stock as is beneficially owned by Investor after completion of the Offer, the Closing and the acquisition of any additional shares of Class B Stock acquired by Investor pursuant to Section 3.6, and (y) the Collaboration Agreement shall remain in full force and effect (except if terminated by reason of material breach of its terms by the Company), to cause the Investor Nominees to be elected to the Board of Directors (such efforts shall include the same efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of Investor


                                         54
Nominees as the Company devotes to election of the other management-recommended nominees (such efforts being hereafter described as "Reasonable Solicitation Efforts"); provided, if Investor shall retain beneficial ownership of less than
           --------

7.5% of the Class A Stock and the 75% Limitation but at least 5% of the outstanding Class A Stock and that number of shares of Common Stock as is equal to at least 50% of the highest percentage of the outstanding Common Stock as is beneficially owned by Investor after completion of the Offer, the Closing and the acquisition of any additional shares of Class B Stock acquired by Investor pursuant to Section 3.6, and the Collaboration Agreement shall remain in full force and effect as aforesaid, the Investor Nominees shall be limited to one director. The period in which Investor is entitled to one or more Investor Nominees is referred to as the "Director Representation Period". If, at any time, the conditions entitling the Investor to elect one or two Investor Nominees, as the case may be, shall not be met, Investor shall at the request of the Company use all reasonable efforts to cause such Investor Nominee(s) who shall then be serving as a director to resign and shall thereafter have no further rights under this Section 8.5 with respect to election of one or two Investor Nominees, as the case may be. During any Director Representation Period in which two Investor Nominees shall serve as directors, one such Nominee shall be a member of the Executive Committee and the other shall be a member of the Audit Committee; provided, if only one such Nominee shall serve as a director, such Nominee shall serve as a member of the Executive Committee. Investor Nominees will not be paid director fees or meeting fees but will be reimbursed for reasonable expenses of attending meetings.

               (ii) During the Director Representation Period, Investor shall have the right to designate any replacement for an Investor Nominee upon the death, resignation, retirement, disqualification or removal from office for


                                         55

cause of such Investor Nominee, such replacement to be reasonably satisfactory to the Company. The Company shall use all reasonable efforts, including Reasonable Solicitation Efforts to cause each person so designated by Investor pursuant to this paragraph (ii) to be promptly appointed or elected to the Board. During any period in which Investor is entitled to designate an Investor Nominee to the Board but no Investor Nominee is then serving on the Board (if Investor shall have designated such a person within a reasonable period of time), the Board shall not amend Sections 9.3, 9.4, 9.5, 9.6 or 9.7 of the Bylaws without Investor's consent.

          8.6. Nonrecognition of Certain Transfers. The Company shall promptly notify Investor in writing of all requests for transfers and conversions of shares of Common Stock held subject to the Stockholders' Agreement to anyone who has received such shares in a transfer or conversion made other than in accordance with the terms of the Stockholders' Agreement of which the Company has knowledge. The Company shall not recognize any transfer or conversion, or issue any certificate representing such shares in writing for at least 15 days after giving Investor such notice, unless prior or during such 15 days, it shall have received notice from Investor that it has no objection to such transfer.
In addition, the Company agrees that it shall not in any manner, whether directly or indirectly, redeem any such shares from a Major A Stockholder if within 15 days after having been given notice of a proposed redemption, the Investor shall object in writing that such stockholder has not complied with the provisions of the Stockholders' Agreement, stating the reasons therefor, until the Investor shall have withdrawn such objection in writing or as otherwise ordered by a court having competent jurisdiction.




                                         56
          8.7. Independent Directors. The Company shall use all reasonable efforts including Reasonable Solicitation Efforts to assure that at all times during the Director Representation Period there will be at least three Independent Directors on the Board.

                            ARTICLE 9

          RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

          9.1.  Restrictions on Transfer.

          9.1.1. Investor covenants and agrees with the Company that, prior to the earliest of (a) the third anniversary of the Closing Date, (b) the termination or expiration of the Collaboration Agreement (except if the same is terminated by reason of material breach of its terms by Investor), (c) the issuance by any Governmental Authority having competent jurisdiction of a final, non-appealable order requiring Investor to divest its Equity, ("Final Governmental Order") or (d) the agreement of the Company to enter into a Business Combination with a person other than Investor or any Affiliate of Investor, neither Investor nor any of its United States subsidiaries will, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of the beneficial ownership of (any such act, a "Transfer") any Equity except for

          (i) a Transfer by Investor to a United States subsidiary of Investor, provided that prior to such Transfer each such transferee consents in
     --------

     writing with the Company to be bound by the restrictions set forth in this
     Section 9.1 and assumes all other rights and obligations of Investor under


                                         57
     this Agreement and the Registration Rights Agreement, provided further that
                                                           -------- -------

     Investor (A) shall remain liable for the performance by any such subsidiary of its obligations under this Agreement, (B) shall act as agent for any and all such subsidiaries in connection with the receipt or giving of any and all notices under this Agreement and (C) shall not cause or permit any such subsidiary to be other than United States subsidiary of Investor,

          (ii) a Transfer to the Company or to a subsidiary of the Company pursuant to a self-tender offer or otherwise,

          (iii) a Transfer pursuant to a merger or consolidation that is recommended by the Board of Directors of the Company in which the Company is a constituent corporation,

          (iv) a Transfer pursuant to a bona fide third party tender offer or exchange offer, which was not induced directly or indirectly by Investor or any of its Affiliates, that is recommended by the Board of Directors of the Company or pursuant to which Major A Stockholders tender or exchange shares equal to a majority of the Total Voting Power of the Company and do not withdraw the same on or before the Business Day immediately prior to the expiration date of such offer, subject to the Company's right of first refusal set forth in Section 9.3, or

          (v) a Transfer of Class B Stock tendered on the expiration date of a bona fide third party tender offer or exchange offer, which was not induced directly or indirectly by Investor or any of its Affiliates, of a number of shares of Class B Stock equal to the aggregate number of shares of Common Stock tendered by all Major A Stockholders and not withdrawn by such Major


                                         58
     A Stockholders prior to the close of business on the Business Day immediately prior to such expiration date; provided Investor shall have received (and shall be entitled to rely for such purposes on) written notice from the third party making such tender or exchange offer certifying that such Major A Stockholders shall have tendered and not withdrawn such shares as of the close of business on the Business Day prior to such expiration date, subject to the Company's right of first refusal set forth in Section 9.3.

The certificate or certificates representing any such Equity transferred as provided above shall bear the legend or legends described in Section 9.2 to the extent required by such Section 9.2.

          9.1.2.  After the earliest to occur of the events described in clauses
(a) through (d) of Section 9.1.1, neither Investor nor any of its United States subsidiaries will, directly or indirectly, Transfer any Equity except for,

          (i) a Transfer permitted pursuant to Section 9.1.1, or

          (ii) a Transfer by Investor or any of its United States subsidiaries of Class B Stock for cash (A) in private sales to financial or institutional buyers who shall not be or purchase on behalf of any Competitor of the Company, (B) in bona fide open market "brokers' transactions" as permitted by the provisions of Rule 144 under the Securities Act or (C) in a bona fide public offering pursuant to the Registration Rights Agreement (such a public offering being hereafter referred to as a "Permitted Offering"), provided that in the case of a
                                             --------

     Transfer described in (A) or (C) the Company has waived its right of first


                                         59
     refusal set forth in Section 9.3, and provided further that Investor or
                                           -------- -------

     such subsidiaries, as the case may be, will take all reasonable steps to assure that, in connection with any such open market transactions or Permitted Offering, Transfers shall not be made to any Person or "group" (as defined in Section 13(d) of the Exchange Act) that would, following such Transfer, beneficially own more than 5% of the outstanding Voting Stock or more than 5% of the outstanding Class B Stock or in the case of a private sale described in (A) more than 7.5% of the outstanding Voting Stock or more than 7.5% of the outstanding Class B Stock; and provided
                                                                   --------

     further, in the case of a Permitted Offering which is not made pursuant to
     -------

     a firm underwriting commitment, such Transfers are completed within 60 days from the date such shares are first made available for public sale.

The certificate or certificates representing any such Equity transferred as provided above (other than pursuant to clause (ii) in the preceding sentence) shall bear the legend or legends described in Section 9.2 to the extent required by such Section 9.2.

          9.1.3. No Transfer of any Equity in violation of this Section 9 shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

          9.1.4. Subject to the provisions of the Registration Rights Agreement and except as otherwise provided in Sections 9.1.5, 9.1.6 or 9.1.7, the expenses incurred by the transferor and/or transferee in connection with any Transfer permitted under this Section 9.1 shall be borne by the purchaser and/or seller party to such sale.

          9.1.5. In the event that prior to the tenth anniversary of the Closing Date, Investor shall dispose of beneficial ownership of any Equity pursuant to the terms of Section 9.1.2 as a result of a Final Governmental Order which arises out of or results from the acquisition or attempted acquisition by Investor (by merger, consolidation, purchase of stock or assets, contract or otherwise) of assets or businesses not owned by Investor or its Affiliates on the date hereof other than the transaction contemplated by this Agreement (the "Acquisition"), then the terms of the Collaboration Agreement and the Licenses shall be amended as provided in Subsection 9.05(d) of the Collaboration Agreement and Subsections 4.08(a) of the CaMV Promoter License Agreement, 4.09(a) of the Corn Borer-Protected Corn License Agreement and 4.12(a) of the Glyphosate-Protected Corn License Agreement. In addition, (i) Investor shall be required to reimburse the Company for all reasonable costs and expenses incurred by the Company in connection with any registrations effected by the Company to permit such disposition of Equity whether or not required to be borne by the Company in accordance with the Registration Rights Agreement and (ii) Investor shall only be entitled to dispose of that amount of Equity required to be disposed of pursuant to the Final Governmental Order.

          9.1.6. In the event Investor shall dispose of beneficial ownership of any Equity after the third anniversary of the Closing Date and prior to the tenth anniversary of the Closing Date other than in (i) Transfers permitted pursuant to Section 9.1.1, (ii) dispositions required after the issuance of a Final Government Order (such dispositions being covered by Sections 9.1.5 and 9.1.7, whichever is applicable), (iii) dispositions following the termination or expiration of the Collaboration Agreement (except if the same is terminated by


                                         61
reason of a material breach of its terms by Investor), (iv) dispositions for Cause (as hereafter defined), or (v) dispositions following the agreement of the Company to enter into a Business Combination with a person other than Investor or any Affiliate of Investor, then the terms of the Collaboration Agreement and the Licenses shall be amended as provided in Subsection 9.05(d) of the

Collaboration Agreement and Subsections 4.08(a) of the CaMV Promoter License Agreement, 4.09(a) of the Corn Borer-Protected Corn License Agreement and 4.12(a) of the Glyphosate-Protected Corn License Agreement. In addition, Investor shall be required to reimburse the Company for all reasonable costs and expenses incurred by the Company in connection with any registrations effected by the Company to permit such disposition of Equity whether or not required to be borne by the Company in accordance with the Registration Rights Agreement. For purposes of this Section 9.1.6, "Cause" shall mean (a) a decrease in the Company's share of the United States seed corn market as reported by Doane's to less than seven per cent as determined by annual gross units sold or licensed in any two consecutive fiscal years or (b) the incurrence by the Company of net operating losses in any two consecutive fiscal years.

          9.1.7. In the event that prior to the tenth anniversary of the Closing Date, the Investor shall dispose of beneficial ownership of any Equity pursuant to the terms of Section 9.1.2 as a result of a Final Governmental Order which arises out of or results from the acquisition or attempted acquisition by the Company (by merger, consolidation, purchase of stock or assets, contract or otherwise) of assets or business not owned by the Company or its Affiliates on the date hereof other than as contemplated by this Agreement, then the terms of the Collaboration Agreement and the Licenses shall be amended as provided in Subsection 9.05(e) of the Collaboration Agreement and Subsections 4.08(b) of the


                                         62
CaMV Promoter License Agreement, 4.09(b) of the Corn Borer-Protected Corn License Agreement and 4.12(b) of the Glyphosate-Protected Corn License Agreement. In addition, the Company shall be required to reimburse Investor for all reasonable costs and expenses, excluding underwriting discounts and commissions, incurred by Investor in connection with any registrations effected by the Company on behalf of Investor to permit such disposition of Equity whether or not required to be borne by Investor in accordance with the Registration Rights Agreement.

          9.2.  Legends.

          9.2.1. Upon original issuance thereof and until such time as the same is no longer required hereunder or under the applicable requirements of the Securities Act or applicable state securities or blue sky laws, any certificate issued representing any of the Newly Issued Shares and any Common Stock issued pursuant to Section 10 (including, without limitation, all certificates issued upon transfer or in exchange thereof or in substitution therefor) shall bear the legend set forth in Section 5.3. If at any time the legend set forth in Section
5.3 is not required, and until such time as the same is no longer required pursuant to the provisions of Section 9.3, any certificate issued representing Shares described in the preceding sentence and any of the Class B Stock acquired pursuant to the Offer (including without limitation all certificates issued upon transfer or in exchange thereof or in substitution therefor) shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED PURSUANT TO THE PROVISIONS OF ARTICLE 9 OF A CERTAIN INVESTMENT AGREEMENT DATED AS OF JANUARY 31, 1996 BETWEEN INVESTOR AND THE


                                         63
          COMPANY, COPIES OF WHICH INVESTMENT AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. A COPY OF ARTICLE 9 WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE"

A similar legend shall be placed upon any certificates described in the first sentence of this Section 9.2.1 in the event such shares are no longer subject to the applicable requirements of the Securities Act or applicable state securities or blue sky laws, but continue to be beneficially owned by Investor or its United States subsidiaries.

          9.2.2. The Company may make a notation on its records or give instructions to any transfer agents or registrars for the Class A Stock or the Class B Stock in order to implement the restrictions on transfer set forth in this Section 9.2.

          9.2.3. Investor shall submit any and all certificates representing Equity beneficially owned by Investor or any of its United States subsidiaries to the Company so that the legend or legends required by this Section 9.2 may be placed thereon. All Equity beneficially owned by Investor or any of such subsidiaries that is neither Class A Stock or Class B Stock shall be treated in the same manner as Common Stock for purposes of this Section 9.2.

          9.2.4. In connection with any Transfer of Equity, the transferor shall provide the Company with such customary certificates, opinions and other documents as the Company may reasonably request to assure that such Transfer complies fully with applicable securities and other laws.



                                         64



          9.2.5. The Company shall not incur any liability for any delay in recognizing any Transfer of Equity if the Company in good faith reasonably believes that such Transfer may have been or would be in violation in any material respect of the provisions of the Securities Act, applicable state securities or blue sky laws, or this Agreement.

          9.2.6.  After such time as any of the legends described by this
Section 9.2 are no longer required on any certificate or certificates representing the Common Stock, upon the request of Investor the Company will cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear such legend.

          9.3.  Right of First Refusal.

          9.3.1. Until the tenth anniversary of the Closing, prior to any Transfer described in clause (ii) (A) or (C) of Section 9.1.2 or any Transfer described in clauses (iv) or (v) of Section 9.1.1 pursuant to a tender or exchange offer not recommended by the Board, Investor shall deliver a written notice (the "Offer Notice") to the Company, which Offer Notice shall specify (i) the number and amount and description of Equity to be sold or otherwise transferred, including the method of proposed distribution, (ii) the Offer Price

                                         65
(as defined in Section 9.3.2), (iii) in the case of a privately negotiated transaction described in clause (ii) (A) of Section 9.1.2, any other proposed terms of the Transfer including the identity of the proposed transferees and a description of the nature of their respective businesses and (iv) in the case of a tender or exchange offer (A) shall be conditional upon tender by one or more Major A Stockholders of the requisite number of shares of Common Stock described in clause (iv) or (v) of Section 9.1.1 (without subsequent withdrawal of any such shares on or before the close of business on the Business Day immediately prior to the expiration date) and (B) in the case of such clause (v) shall relate only to the Class B Stock permitted to be tendered thereunder. The Offer Notice shall constitute an irrevocable offer to the Company or its designee, for the period of time described below, to purchase such securities upon the same terms specified in the Offer Notice, subject to Section 9.3.6.
          9.3.2. For purposes of this Section 9.3, "Offer Price" shall be defined to mean on a per share or other amount of Equity basis (i) in the case of a Permitted Offering, the market value per share or other amount of Equity determined as provided below (the ``arket Value'' ) as of the date that the Investor publicly announces its intention to dispose of such equity (a "Public Notice"), less the cost and expenses, including underwriting commissions, reasonably expected to be incurred by Investor and any of its United States subsidiaries in connection with such Permitted Offering on a per share or other amount of Equity basis (ii) in the case of a privately negotiated transaction the proposed sales price per share or other amount of Equity and (iii) in the case of a third party tender offer or exchange offer, the tender offer or exchange offer price per share. For purposes of determination of the Offer Price in the case of a Permitted Offering, (A) the Market Value shall mean with respect to any security, the average of the daily closing prices on the NASDAQ National Market (or such principal exchange on which such security may be


                                         66

listed) for such security for the 40 consecutive trading days commencing on the 20th consecutive trading day prior to the date of the Public Notice, and (B) in the event Investor shall intend to sell in the Permitted Offering (by conversion to Class B Stock) any Class A Stock, such Class A Stock shall be valued as if it had been converted into Class B Stock as of the beginning of the 20th consecutive trading day prior to the date of the Public Notice. The closing price for each day shall be the closing price, if reported, or if the closing price is not reported, the average of the closing bid and asked prices, as reported by NASDAQ or a similar source selected from time to time by the Company for such purpose. (If Investor does not exercise its right of first refusal as provided herein, transfers of such Equity shall be made only in compliance with
Article 9.)

          9.3.3. The Company may elect to purchase all or in the case of a Permitted Offering, any portion of the securities at the Offer Price and upon the terms and conditions specified in the Offer Notice, provided that, if in the
                                                        --------

case of a Permitted Offering the Company elects to purchase less than all of the offered securities in connection with a Permitted Offering, the number of shares or other amount of such offered securities that the Company has elected to purchase shall be subject to a reduction (determined by the managing underwriter after consultation with a financial advisor selected by Investor) to the extent the managing underwriter (after consultation with Investor's financial advisor) determines that the full number of shares or other amount of such offered securities that the Company has elected to purchase would so reduce the number of shares or other amount of Equity to be sold pursuant to the Permitted Offering as to have a material adverse effect on such offering as contemplated by Investor (including the price at which Investor proposes to sell such


                                         67
securities), provided further that if the managing underwriter determines that
             -------- -------

the number of shares or other amount of such offered securities that the Company has elected to purchase hereunder should be reduced in accordance with the criteria set forth in the preceding proviso in this sentence, then the Company shall be given the opportunity to make a further election either (i) to purchase the number of shares or other amount of such offered securities as so reduced (or, at the Company's sole option, a lesser number of shares or other amount of such offered securities), (ii) to purchase all of such offered securities or
(iii) to withdraw its earlier election and to be released from any obligation to purchase any of such offered securities, provided that such election shall be
                                         --------

made within five Business Days of notice to the Company of the managing underwriter's determination.

          9.3.4. If the Company elects to purchase the offered securities, it shall give notice to Investor within 90 days of its receipt of the Offer Notice (or in the case of a third party tender offer or exchange offer, not later than the close of business on the second Business Day prior to the expiration date of such offer, provided that the Offer Notice shall have been provided at least ten
            --------

Business Days prior to the initial expiration date of such offer and provided
                                                                     --------

further that such purchase shall be rescinded and be of no
-------
effect if shares are not actually taken up pursuant to the tender offer or to the extent Investor is not entitled to tender or exchange shares pursuant to clauses (iv) or (v) of Section 9.1.1) of its election, which shall constitute a binding obligation, subject to standard terms and conditions for a stock purchase contract between an issuer and a significant stockholder, to purchase the offered securities, which notice shall include the date set for the closing of such purchase, which date shall be no later than 30 days (or in the case of a third party tender or exchange offer 90 days) following the delivery of such election notice. Notwithstanding the foregoing, such time periods shall not be deemed to commence with respect to, and the Company shall not be obligated to respond to, any purported notice that does not comply in all material respects with the requirements of this Section 9.3, which purported notice shall not be deemed to be an Offer Notice for purposes of this Agreement and shall be null and void under this Agreement, provided that if such purported notice is
                               --------

actually received by the Company and the Company does not within five Business Days of such receipt notify Investor that such purported notice does not comply in all material respects with such requirements, such purported notice shall be deemed not to be defective in any material respect with regard to such requirements.

          9.3.5.  The Company may assign its rights to purchase under this
Section 9.3 to any person. If the Company does not respond to the Offer Notice within the required response time period or elects not to purchase the offered securities, Investor or its United States subsidiary, as the case may be, shall be free to complete the proposed Transfer in accordance with the terms of this
Article 9 (including to the same proposed transferees in the case of a privately negotiated transaction, unless in the case of a previously undesignated transferee which is a financial not a strategic buyer Investor shall certify to the Company that after reasonable investigation Investor does not believe that any transferee identified for the first time may be considered to be a Competitor or to have purchased on behalf of a Competitor), on terms no less favorable to Investor or such subsidiary, as the case may be, than those set forth in the Offer Notice, provided that (i) such Transfer is closed within 120
                           --------

days of the latest of (x) the expiration of the foregoing required response time period, or (y) in the case of a Permitted Offering within 90 days of the declaration by the SEC of the effectiveness of a registration statement filed with the SEC pursuant to the Registration

Rights Agreement and (ii) the price at which the securities are transferred must be equal to or higher than the Offer Price (except in the case of a Permitted Offering, in which case the price may be equal to, higher than or less than the Offer Price), provided, however, that such periods within which such Transfer
              --------  -------

must be closed shall be extended to the extent necessary to obtain required governmental approvals and Investor shall use all reasonable efforts to obtain such approvals, provided further that the terms and conditions of the Transfer
                -------- -------

other than the financial terms thereof may be varied in non-material respects from those set forth in the Offer Notice if Investor gives notice to the Company of the nature of such variations at least five Business Days prior to the consummation of the Transfer, provided that compliance with such five Business
                              --------

Day period shall not operate to terminate any of the Company's rights under this
Section 9.3.

          9.3.6. In the case of a Permitted Offering, Investor shall provide the Company with a good faith estimate of the costs and expenses, including underwriting commissions, reasonably expected to be incurred by Investor and any of its United States subsidiaries in connection with such Permitted Offering.

          9.4. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. The provisions of this Section 9 shall apply, to the full extent set forth herein with respect to the Equity of the Company, to any and all Equity or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Equity, including, without limitation, in connection with any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, mergers, consolidations and the like occurring after the date hereof.

          9.5. Registration Rights. The Company and Investor have entered into an agreement (the "Registration Rights Agreement") providing for registration rights with respect to shares of Class B Stock issued or acquired hereunder or issuable upon the conversion of any shares of Class A Stock issued or acquired hereunder to the extent provided under such agreement. The registration rights provided to Investor under the Registration Rights Agreement shall not be transferrable to any Person other than a transferee to which Investor has transferred Equity pursuant to clause (i) of the first sentence of Section 9.1.1.

                           ARTICLE 10

                     EQUITY PURCHASE RIGHTS

          10.1.  Equity Purchase Rights.

          10.1.1. From the Closing Date and for so long as Investor shall beneficially own either 5% of the Class A Stock or 20% of the Class B Stock, if the Company proposes to issue for cash (excluding (i) grants of any options or any other rights to acquire Common Stock pursuant to Stock Plans or as otherwise described in Section 10.3 and issuance of Common Stock pursuant to any such options or other rights (as to which Investor will have the benefit of Section 10.3), (ii) issuance of shares of Common Stock upon the exercise of any options exercisable for Common Stock that are outstanding as of the Closing Date, (iii) issuance of shares of Common Stock upon the conversion or exercise of any options, warrants, rights or other securities convertible into or exercisable for Common Stock the issuance of which was subject to the provisions of this
Section 10.1, (iv) issuance of shares of Common Stock in a Small Offering and
(v) the reissuance of Common Stock purchased by the Company subsequent to the Closing Date) any Equity ("Additional Equity") it shall give Investor at least ten days prior written notice (the "Issuance Notice") of such intention, describing the type of Equity, the estimated price and the other terms upon which the Company proposes to issue the Additional Equity and the estimated date of such issuance. If the Company intends to issue Additional Equity in a public offering, then the Issuance Notice may state both the minimum and maximum amount of Additional Equity that the Company intends to issue ("Issuance Range") together with both the minimum and maximum prices ("Price Range") that correspond with the Issuance Range. It is agreed that Investor shall have no more than 20 days from the date the Issuance Notice is received to agree to purchase all or any portion of its Pro Rata Share (as defined below) of the Additional

                                         73
Equity by giving written notice to the Company of its desire to purchase the Additional Equity (the "Response Notice"), subject to obtaining regulatory approval for such purchase and completion of the issuance of the Additional Equity as contemplated in the applicable Issuance Notice, and stating therein the amount of Additional Equity to be purchased. Investor shall use all reasonable efforts to obtain such regulatory approval. Such Response Notice shall constitute the irrevocable agreement of Investor to purchase the amount of Additional Equity indicated in the Response Notice at the price and upon the terms stated in the Issuance Notice. Any purchase by Investor of Additional Equity shall be consummated on or prior to the date on which all other Additional Equity described in the applicable Issuance Notice is issued, except that such purchase may be up to 90 days later than such date if Investor cannot consummate such purchase due solely to the failure of Investor to obtain regulatory approval.

          "Pro Rata Share" means the amount of Additional Equity necessary to permit Investor to maintain Investor's Outstanding Interest immediately prior to issuance of Additional Equity (without regard to any rights Investor may have to acquire shares pursuant to the application of Section 10.1 for which Pro Rata Share is then being determined or Section 10.3) for the price and upon the other terms and conditions upon which the Company actually effects such issuance; provided, however, that in the case of a public offering of Additional Equity,
--------

then the price to be paid by Investor shall be net of underwriting discounts or commissions.

          10.1.2. (i) If the Equity issued or proposed to be issued in respect of which Investor is entitled to a purchase right under Section 10.1 consists of shares of Class A Stock, Investor's right to acquire Equity under Section 10.1


                                         74
shall be the right to acquire the number of shares of Class A Stock determined in all other respects in accordance with the provisions of Section 10.1.1 (except to the extent subject to clause (iii) of this sentence), (ii) if the Equity issued or proposed to be issued in respect of which Investor is entitled to a purchase right under this Section 10.1 consists of shares of Class B Stock, Investor's right to acquire Equity under Section 10.1.1 shall be the right to acquire the number of shares of Class B Stock determined in all other respects in accordance with the provisions of this Section 10.1 (except to the extent subject to clause (iii) of this sentence), and (iii) if the Equity issued or proposed to be issued in respect of which Investor is entitled to a purchase right under this Section 10.1 consists of securities of the Company convertible into shares of Common Stock or options, warrants or other rights to acquire shares of Common Stock (collectively, "Option Securities"), Investor's right to acquire Equity under Section 10.1 shall be the right to acquire Equity convertible into shares of the class of Common Stock or options, warrants or other rights to acquire shares of the class of Common Stock, in each case upon the same terms as the Option Securities; provided, Investor's rights with
                                         --------

respect to Option Securities giving the holder the right to acquire Common Stock shall be determined pursuant to Section 10.1.1 according to the then Outstanding Interest of Investor and its United States subsidiaries in Class A Stock or Class B Stock, as the case may be, without regard to any outstanding Equity convertible into or entitling the holder to acquire such Common Stock.

          10.1.3. If there have been issuances of the Company's Equity in respect of which Investor has a purchase right under this Section 10.1 in Small Offerings as to which Investor's rights to acquire Equity hereunder have not yet become exercisable (the "Small Offering Shares"), then, as of and in connection with the immediately following issuance of Equity of the same class that is subject to the purchase rights of this Section 10.1, Investor shall also have a right to acquire (on the same terms and conditions applicable herein to such issuance, including, without limitation, price) additional shares or other amounts of a class of Equity equal to the number of shares or other amounts Investor would have been entitled to acquire at the time or times of issuance of the Small Offering Shares but for the inapplicability of its purchase rights to such issuances.

          10.1.4. To the extent that, after Investor's election to acquire Equity pursuant to its purchase right under Section 10.1.1, the number of shares or other amount of Equity to be issued to Persons other than Investor and any of its United States subsidiaries that gave rise to Investor's purchase right under this Section 10 shall be reduced (whether at the discretion of the Company or otherwise), then the number of shares or other amount of Equity that Investor has the right to acquire under Section 10.1.1 shall be reduced pro rata and Investor's election shall be deemed to have been its irrevocable commitment to purchase such reduced number of shares or other amount of such Equity.

          10.2.  Limitations.

          10.2.1.  Notwithstanding anything to the contrary contained in this
Section 10, Investor shall not be entitled to purchase any securities pursuant to Section 10.1 or, in the case of clause (iii), to convert any Equity convertible into, or exercise any rights to acquire, any Class A Stock, (i) unless and until the Company actually issues the securities that gave rise to Investor's purchase right under Section 10.1 (and the Company may in its sole discretion elect at any time to abandon any such issuance) or (ii) in connection with any pro rata stock split, stock dividend or other combination or reclassification of any capital stock of the Company or (iii) in the case of Class A Stock, to the extent that the percentage of Class A Stock then permitted to be held by Investor pursuant to Section 11.1 exceeds 10% in which event Investor shall only have the right to acquire sufficient shares of Class A Stock to maintain the percentage of Class A Stock beneficially owned by Investor at 10% or in case a higher percentage of Class A Stock shall then be permitted to be beneficially owned pursuant to Section 11.1(i), such higher percentage .

          10.2.2.  Notwithstanding anything to the contrary contained in this
Section 10, Investor shall not be entitled to purchase any securities pursuant to Section 10.1 in connection with the issuance of a number of shares or other amounts of Equity representing less than 1% of the total number of shares of the relevant class of Common Stock of the Company outstanding as of the date of such issuance (a "Small Offering"), except as otherwise provided in Section 10.1.3, unless the Company elects to otherwise provide Investor with Equity purchase rights in connection therewith on the terms and conditions set forth in Section 10.1.1.

          10.3. Stock Options. From the Closing Date and for so long as Investor shall beneficially own either 5% of the Class A Stock or 20% of the Class B Stock, with respect to the issuance of shares of

Class A Stock or Class B Stock pursuant to the exercise of stock options or other rights to acquire Class A Stock or Class B Stock granted under the Stock Plans, or under any other stock option plan or any stock-based incentive compensation plan that the Company may adopt in the future, Investor shall have the right, in respect of each fiscal year of the Company beginning with its fiscal year ending August 31, 1996, to purchase from the Company all or any portion of the number of shares of Class A Stock or Class B Stock which it would be necessary for Investor to purchase in order to maintain the same percentage of ownership of issued and outstanding shares of Class A Stock and Class B Stock that Investor owned as of the last day of that fiscal year without regard to shares of Class A Stock and Class B Stock issued pursuant to the exercise of stock options during that fiscal year (or in the case of the Company's fiscal year ending August 31, 1996, after the Closing Date); provided, that no share issued pursuant to exercise of such options shall be considered Class A Stock if prior to the time the Company is required to give the notice described in the following sentence with regard to such fiscal year, such share has been converted to Class B Stock (in which event such share shall be considered Class B Stock). The Company shall notify Investor no later than 20 Business Days after the end of each fiscal year of the Company of the shares of the Class A Stock or Class B Stock which Investor is entitled to purchase under this Section
10.3 in respect of that fiscal year. Investor shall have 20 Business Days from the date of receipt of the Company's notice in which to advise the Company whether or to what extent Investor elects to exercise its rights under this

Section 10.3. If Investor does not respond, or if Investor indicates in writing that it will not exercise its rights, then Investor shall be considered irrevocably to have waived its rights under this Section 10.3 with respect to the fiscal year in question. If Investor timely advises the Company that Investor will exercise its rights, then Investor shall have the right to acquire all or any portion of the number of shares of Class A Stock or Class B Stock which it is entitled to purchase at a price per share equal to the Current Market Value on the date Investor advises the Company that it will exercise its rights under this Section 10.3. For purposes of determination of the Current Market Value, any Class A Stock shall be deemed to have been converted into Class B Stock as of the beginning of the 22nd trading day prior to the date with respect to which the determination of Current Market Value is to be made. At the closing of such purchase, the Company and Investor shall provide customary and appropriate representations to one another regarding the purchase and sale of the Common Stock being purchased by Investor and shall also provide any additional documentation reasonably requested by the other party.

                           ARTICLE 11

                           STANDSTILL

          11.1. Restriction on Acquisition by Investor of Company Securities. Investor covenants and agrees with the Company that prior to the tenth anniversary of the Closing Date (I) none of Investor's Affiliates except for United States subsidiaries of Investor shall beneficially own (subject to Section 5.7) any Equity of the Company, (II) neither Investor nor its Affiliates shall acquire directly or indirectly any beneficial ownership of any Equity of the Company except as permitted by Articles 2, 3 or 10 of this Agreement and
(III) neither Investor nor any of its Affiliates will acquire directly or indirectly beneficial ownership of any additional Equity of the Company such that the Equity beneficially owned by Investor and its Affiliates would represent in the aggregate more than any of the foregoing (x) 10% of the Total Voting Power of the Company, or (y) the Class B Percentage Limitation, or (z) 40% of the outstanding Common Stock (each such percentage described herein as a "Percentage Limitation'' unless (i) Investor shall receive from a Major A Stockholder an offer to purchase shares of Class A Stock beneficially owned by such Major A Stockholder pursuant to any rights granted by such Major A Stockholder to Investor in the Stockholders' Agreement, in which event Investor shall be entitled to acquire beneficial ownership from such Major A Stockholder of such additional shares of Class A Stock, and (ii) no later than 60 days after acquisition of beneficial ownership of a majority of the Total Voting Power of the Company in accordance with the terms hereof, Investor shall be required to make a Permitted Acquisition Proposal. A "Permitted Acquisition Proposal" shall be an Acquisition Proposal (including any proposed tender offer) which:

     (A) is made to the Board and, unless and until approved in accordance with clause (B), not made directly to stockholders;

     (B) is subject to the approval of a majority of the Independent Directors prior to execution of any definitive agreement in connection with a transaction involving the Company or the making of any tender or other offer to purchase Common Stock from any stockholders who are not Major A Stockholders; and

     (C) would result, if successful, in the acquisition by Investor of beneficial ownership of not less than 100% of the outstanding capital stock of the Company at a price per share not less than the highest price at which Investor has acquired (or proposes to acquire in connection with the transaction) beneficial ownership of any Common Stock from a Major A Stockholder within the preceding two years and for cash and/or the same form of consideration if other than cash as paid or offered to be paid the Major A Stockholders.

          11.1.1. If Investor shall have acquired a majority of the Total Voting Power of the Company, but Investor has not acquired 100% of the outstanding capital stock of the Company, Investor shall:

          (i) use all reasonable efforts to assure that at all times thereafter there will be three Independent Directors on the Board of the Company until such time as Investor has acquired 100% of the outstanding capital stock of the Company, and




                                         81
          (ii) not acquire additional capital stock of the Company (other than from a Major A Stockholder) or implement any Acquisition Proposal with regard to the Company or enter into any commercial transaction with the Company (not previously in existence) involving a value to the Company as approved in good faith by a majority of the Independent Directors of less than $1,000,000 unless such offer, Acquisition Proposal or commercial transaction is approved by a majority of the Independent Directors of the Company.

          11.1.2. Neither Investor nor any of its Affiliates shall be deemed in violation of the foregoing limitations in Section 11.1 if their beneficial ownership of Equity exceeds such limitation solely as a result of (i) an acquisition of Common Stock by the Company that, by reducing the number of securities outstanding, increases the proportionate amount of Common Stock beneficially owned by Investor and its Affiliates in the aggregate to more than the respective Percentage Limitations of Total Voting Power, Class B Percentage Limitation or Common Stock or (ii) the exercise by third parties of the right to convert Class A Stock into Class B Stock, provided that in each case such
                                          --------

limitation shall be deemed crossed if Investor or any of its Affiliates thereafter becomes the beneficial owner of any additional Equity unless (i) Investor shall be permitted to acquire such Common Stock pursuant to Subsection 11.1(i) or (ii), or (ii) upon the consummation of the acquisition of such additional Equity Investor and its Affiliates do not beneficially own in the aggregate more than the applicable respective Percentage Limitations of Total Voting Power, Class B Percentage Limitation or Common Stock outstanding.

     11.1.3. (i) In the event the Company receives an Acquisition Proposal (including an indication of interest in making such a proposal) from a third


                                         82
party which has not been solicited by the Board and which, if consummated, would result in a Business Combination (an "Unsolicited Proposal"), the Company shall promptly notify Investor in writing (the "Company Notice") of the material terms of such Unsolicited Proposal, including without limitation any specified consideration.
          (ii) In the event (A) the Board determines to enter into negotiations with regard to an Unsolicited Proposal and the Investor shall not have advised the Company subsequent to the receipt of the Company Notice that it is not interested in submitting an Investor Proposal (as hereinafter defined), or (B) in the absence of receipt of an Unsolicited Proposal, the Company invites any third party to make an Acquisition Proposal which if consummated would lead to a Business Combination (the "Company Proposal"), then the Company shall also promptly invite the Investor to submit a proposal (an "Investor Proposal") for a Business Combination which would result in the acquisition of an equal or greater amount of assets or shares of Common Stock than the Unsolicited Offer or the Company Proposal (which may include all or substantially all the assets or all of the Common Stock of the Company). Thereafter, if Investor shall have submitted an Investor Proposal, the Company shall conduct the solicitation and negotiation process as an open process available to all bidders, including provision to the Investor and other interested parties of further information with regard to the terms of any offers received and the opportunity to submit further offers in accordance with procedures approved by a committee of directors consisting of an equal number of
(A) non-employee or officer Major A Stockholder directors (if such directors agree to serve on such committee) including the Chairman of the Board and (B) Independent Directors; provided however, that the Board shall not be required to conduct such process in a manner which, after advice of special independent


                                         83

outside counsel and its financial advisors, the Board determines is inconsistent with its fiduciary duties. If Investor shall not have submitted an Investor Proposal or shall withdraw any such proposal and advise the Company that it is not interested in submitting a further proposal, the Company shall conduct the negotiation and sale process in such manner as the Board determines.
          (iii) Solely for purposes of this Section 11.1.3, a Business Combination shall include a transaction with respect to which the Company receives or solicits from a third party or enters into negotiations with respect to, a proposal (the ``imited Proposal'') which (A) contemplates the acquisition of a portion of the Company's international seed business or the Company's North American seed business that would be equal to or greater in amount than 25% of the average revenues derived from such international or North American seed business, respectively, in the Company's most recently completed two fiscal years, and (B) would not otherwise be described by Section 11.1.3 (i) or (ii), provided, that Investor shall not in such case be entitled to make a
         --------

proposal which would involve the acquisition of a greater amount of assets or ownership interest than the Limited Proposal.

          11.2. Other Restrictions. Prior to the earliest of (a) the tenth anniversary of the Closing Date or (b) such date as Investor and its subsidiaries acquire a majority of the Total Voting Power, in accordance with the terms of this Agreement, neither Investor nor any of its Affiliates shall
(i) seek to have the Company waive, amend or modify any of the restrictions contained in this Article 11, the Certificate of Incorporation or the bylaws (other than the amendment described on Exhibit B hereto) of the Company, (ii) make any Acquisition Proposal or proposal with respect to a Business Combination, (iii) take any initiatives involving the Company that would


                                         84
otherwise require the Company to make a public announcement, or make any public comment or proposal with respect to any

Acquisition Proposal, (iv) become a member of a ``roup" within the meaning of
Section 13(d) of the Exchange Act (other than a group composed solely of Investor and any of its wholly owned direct or indirect subsidiaries), (v) solicit, or encourage any other person to solicit, ``roxies'' or become a `participant'' or otherwise engage in an ``solicitation'' (as such terms are defined or used in Regulation 14A under the Exchange Act) in opposition to a recommendation of a majority of the directors of the Company with respect to any matter; seek to advise or influence any person (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the voting of any securities of the Company; or execute any written consent in lieu of a meeting of holders of securities of the Company or any class thereof, (vi) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company, as described in Rule 14a-8 under the Exchange Act, (vii) deposit any of the Equity into a voting trust, or subject any of the Equity to any agreement or arrangement other than the Stockholders' Agreement with respect to the voting of the Shares or any agreement having similar effect to any of the foregoing in this Section 11.2; or (viii) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing ("Contacts") or otherwise seek to control or influence the Company other than Contacts with one or more Major A Stockholder(s) if such Major A Stockholder(s) shall have given Investor a Transfer Notice pursuant to Section 3.2(b) of the Stockholders' Agreement or has otherwise actively initiated such Contact, provided, however, that (A) Investor
                                           --------


                                         85

shall be permitted to make any proposal which Investor is permitted to make pursuant to Sections 11.1 or 11.1.3, as the case may be, (B) if Investor shall in good faith determine to accept any offer from a Major A Stockholder to purchase shares of Class A Stock beneficially owned by such Major A Stockholder or to make a counter proposal to such Major A Stockholder as permitted by and in accordance with the terms of the Stockholders' Agreement, as a result of which Investor would acquire beneficial ownership of a majority of the Total Voting Power of the Company, Investor shall be entitled to make any Permitted Acquisition Proposal to the Board which it is permitted or required to make pursuant to Section 11.1, and (C) actions taken by any representative of Investor on the Board, acting solely in his or her capacity as such a director, shall not violate this Section 11.2.

                           ARTICLE 12

                           TERMINATION

          12.1. Termination. Prior to the Closing Date, this Agreement and the transactions contemplated hereby may be terminated at any time:

          12.1.1. Mutual Consent. By mutual consent of the Company and Investor;

          12.1.2. Expiration Date. By the Company or Investor by written notice to the other party at any time after June 30, 1996 if any condition is not waived or satisfied within such period; provided, however, that if any
                                            --------  -------

condition shall not have been waived or satisfied within such period due to the


                                         86
willful act or omission of one of the parties, that party may not terminate this Agreement;

          12.1.3. Permanent Injunction. By the Company or Investor if consummation of the issuance and sale by the Company of the Newly Issued Shares contemplated by this Agreement shall violate any final non-appealable order, decree or judgment of any court or governmental body having competent jurisdiction; or

          12.1.4. Failure to Honor Agreements. By the Company or Investor if the other party shall have failed to perform or comply in any material respect with any agreement or covenant contained herein that is required to be performed or complied with by it on or before the Closing Date after having been provided by the other party written notice of, and a reasonable opportunity to cure, such failure.

          12.2. Termination After Closing Date. This Agreement, with the exception of Article 11, shall terminate at any time after the Closing Date in the event that the Investor and its Affiliates beneficially own less than (a) five percent of the Total Voting Power of the Company and (b) less than ten percent of the outstanding Common Stock of the Company. The Investor shall promptly notify the Company in writing at any time that it believes it no longer owns such amounts.

          12.3. Effect of Termination. If this Agreement is terminated pursuant to this Section 12, this Agreement shall forthwith become wholly void and of no further force and effect, except as provided in Section 12.2, and all further obligations of the Company and Investor or their respective officers or


                                         87
directors with respect to any obligation under this Agreement shall terminate without further liability except, (i) for the obligations of the Company and Investor under Sections 8.1 and 8.3 and (ii) that to the extent that such termination results from the material breach by a party of any representations, warranties, or covenants herein contained such termination shall not constitute a waiver or bar by any party of any rights or remedies at law or in equity it may have by reason of a breach of this Agreement by the other party.


                           ARTICLE 13

                         INDEMNIFICATION

          13.1.  Investor's Indemnification Agreement.   Subject to Sections
13.3 and 14.1, Investor shall indemnify and hold the Company and its directors, officers, employees and agents (collectively, the "Company Indemnified Parties") harmless from and against any and all claims, liabilities, fines, penalties, demands, causes of action, suits, judgments, losses, injuries, damages (including costs of defense, settlement and reasonable attorneys' fees) (all of the foregoing hereinafter collectively called "Liabilities, Actions and Damages") suffered or incurred by said Company Indemnified Parties with respect to (i) any inaccuracy of representations and warranties made herein including without limitation pursuant to Article 5 by Investor, and (ii) breaches of covenants made herein by Investor, which breaches, if curable, are not cured within 60 days after written notice thereof from the Company.

          13.2. Company's Indemnification Agreement. Subject to Sections 13.3 and 14.1, the Company shall indemnify and hold Investor and its directors,


                                         88
officers, employees and agents (collectively, the "Investor Indemnified Parties") harmless from and against any and all Liabilities, Actions and Damages suffered or incurred by said Investor Indemnified Parties with respect to (i) any inaccuracy of representations and warranties made herein, including but not limited to, pursuant to Article 4 hereof by the Company, or (ii) breaches of covenants made herein by the Company, which breaches, if curable, are not cured within 60 days after written notice thereof from Investor.

          13.3. Procedure. In the event that, from and after the Closing Date, a third party asserts any claim against any Company Indemnified Party or any Investor Indemnified Party with respect to any matter to which the foregoing indemnities apply, the party against whom the claim is asserted (the "Indemnified Party") shall give prompt written notice to the indemnifying party (the "Indemnifying Party"), and the Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim at its own expense by giving prompt written notice to the Indemnified Party; provided, however, that, if the Indemnifying Party does not give such notice and does not proceed diligently to defend the claim within 30 days after receipt of such notice of the claim, the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such claim and shall reimburse the Indemnified Party for any and all losses and expenses resulting therefrom. The Indemnified Party and the Indemnifying Party shall cooperate in defending any such third party's claim, and the Indemnifying Party, to the extent the Indemnifying Party elects to defend such claim, shall have reasonable access to records, information and personnel in the possession or control of any other party hereto which are applicable to the subject matter of any claim or which are otherwise pertinent to the defense of such claim and the Indemnified Party shall otherwise cooperate with the Indemnifying Party in all respects in


                                         89



connection therewith. The Indemnifying Party shall reimburse the Indemnified Party for all of the Indemnified Party's reasonable out-of-pocket costs incurred in connection with the activities set forth in the immediately preceding sentence and in enforcing this indemnification. Each party hereto shall have an obligation to retain all relevant records until the period ending on December 31 of the seventh full calendar year following the Closing Date unless such records relate to actions, claims or proceedings known to such party to be pending at the time such records are scheduled not to be retained or unless such records are required to be maintained for longer periods of time under applicable laws, rules or regulations or unless such records relate to taxes, in which case each party hereto shall have an obligation to retain such records for the term of the applicable statute of limitations, as the same may be extended or tolled. Not-withstanding the foregoing, the Indemnifying Party shall not settle or compromise any such claim without the prior written consent of the Indemnified Party, (such consent not to be unreasonably withheld) unless, after consultation between such parties, the terms of such settlement or compromise release such Indemnified Party from any and all liability with respect to such claim and do not in any manner adversely affect the future operations or activities of such Indemnified Party.







                                         90


                           ARTICLE 14

                       GENERAL PROVISIONS

          14.1. Survival of Representations and Warranties. The representations and warranties in this Agreement and in the instruments delivered pursuant to this Agreement (without regard to the Ancillary Agreements) shall survive the Closing for a period of 24 months.
Notwithstanding the foregoing, (i) the representations and warranties set forth in Sections 4.3 and 4.4, to the extent applicable to the issuance of the Newly Issued Shares to Investor at Closing, shall survive the Closing indefinitely and
(ii) the representations and warranties set forth in Section 4.8 shall survive until the expiration of the applicable statute of limitations (as such statute of limitations may be extended). This Section 14.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

          14.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 14.2):




                                         91

          If to Investor, to:

          Monsanto Company
          800 N. Lindbergh Boulevard
          St. Louis, Missouri  63167
          Attention:  Chief Financial Officer
          Fax:  314-694-3001

          with a copy to:

          General Counsel and Secretary
          Fax:  314-694-3001

          If to Company, to:

          DEKALB Genetics Corporation
          3100 Sycamore Road
          DeKalb, IL  60115
          Attention:  Senior Vice President and General Counsel
          Fax:  815-758-6953
     with a copy to:



                                         92
          James G. Archer
          c/o Sidley & Austin
          875 Third Avenue
          New York, NY 10022
          Fax:  212-906-2021

          14.3. Interpretation. References in this Agreement to any gender include all genders and references to the singular include the plural and vice versa. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "hereby" and "herein" and words of similar meaning where used in this Agreement or any exhibit or schedule refer to such agreement, exhibit or schedule in its entirety and not to any particular article, section or paragraph unless otherwise specifically indicated.

          14.4. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          14.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Ancillary Agreements and the Confidentiality Agreement between Investor and the Company (i) constitute the entire agreement, and supersede all


                                         93
prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and such Ancillary Agreements and (ii) are not intended to confer upon any person other than the parties and their permitted successors and assigns any rights or remedies.

          14.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          14.7. Corporate Powers. Nothing herein shall be construed to relieve the directors and officers of the Company or its subsidiaries from the performance of their respective fiduciary duties or limit the exercise of their powers in performance of their duties hereunder and the obligations of the Company herein shall be subject to such fiduciary duties.

          14.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by any of the parties without the prior written consent of the other party, except that Investor may, without the prior written consent of the Company, assign all or any of its rights, interests, and obligations under this Agreement (other than under Articles 8, 9 and 11) to a wholly owned, direct or indirect, United States subsidiary of Investor, provided that Investor (i)
                                                   --------

shall remain liable for the performance by any such subsidiary of its obligations under this Agreement, (ii) shall act as agent for any and all such subsidiaries in connection with the receipt and giving of notices under this Agreement and (iii) shall not cause or permit any such subsidiary to be other than a wholly owned direct or indirect subsidiary of Investor, and Investor may


                                         94
assign its rights under the Registration Rights Agreement to the extent provided therein. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns. Any attempted assignment in violation of this Section 14.8 shall be void.

          14.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or any of the Ancillary Agreements between Investor and the Company were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and such Ancillary Agreements and to enforce specifically the terms and provisions of this Agreement and such Ancillary agreements in any Federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal or state court located in the State of Delaware in the event any dispute arises out of this Agreement, any of such Ancillary Agreements, or any of the transactions contemplated by this Agreement or any of such Ancillary Agreements, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement, any of such Ancillary Agreements or any of the transactions contemplated by this Agreement or any of such Ancillary Agreements in any court other than a Federal or state court sitting in the State of Delaware. All rights and remedies existing hereunder are cumulative to and not exclusive of any rights or remedies otherwise available.



                                         95
          14.10. Amendment and Waiver. No amendment to this Agreement or waiver of any provision hereof shall be effective unless such amendment or waiver is in writing and signed by each party to this Agreement. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the parties entitled to the benefits thereof only by a written instrument duly executed and delivered by the parties granting such waiver. Any waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

          14.11. Accounting Information. As soon as reasonably practicable but in any event within 25 days after the end of each calendar month after the Closing Date, the Company shall provide Investor with such accounting and financial information as is reasonably requested by Investor in order for Investor to implement equity accounting for its investment in the Company.

          14.12. Severability. In the event any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, Investor and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   MONSANTO COMPANY



                                         96








                                   By
                                        Name:  Robert T. Fraley
                                        Title: President, Ceregen



                                   DEKALB GENETICS CORPORATION



                                   By
                                        Name:  Bruce P. Bickner
                                        Title:  Chairman and CEO

                                                        EXHIBIT A




                     Conditions of the Offer
                     -----------------------



          Notwithstanding any other term of the Offer or this Agreement, Investor shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Investor's obligation to pay for or return tendered shares of Class B Stock after the termination or withdrawal of the Offer), to pay for any shares of Class B Stock tendered pursuant to the Offer and may terminate or amend the Offer, with the consent of the Company or if, at any time on or after the date of this Agreement and before the acceptance of such shares for payment or the payment therefor, any of the following conditions exists:

          (a) there shall be threatened or pending by any Governmental Authority any suit, action or proceeding, or there shall be pending by any other person any suit, action or proceeding, which has a substantial likelihood of success, (i) challenging the acquisition by Investor of any shares of Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the share issuances as contemplated by the Agreement or the performance of any of the other transactions contemplated by the Agreement or the Ancillary Agreements, or seeking to obtain from the Company or Investor any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Investor or any of their respective subsidiaries of the business or assets of the Company and its subsidiaries, taken as a whole, or Investor and its subsidiaries, taken as a whole, or to compel the Company to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries, taken as a whole or Investor and its subsidiaries, taken as a whole, as a result of the Offer or any of the other transactions contemplated by this Agreement or the Ancillary Agreements, (iii) seeking to impose limitations on the ability of Investor to acquire or hold, or exercise full rights of ownership of, any shares of Common Stock to be accepted for payment pursuant to the Offer or any Newly Issued Shares including, without limitation, the right to vote such Newly Issued Shares on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Investor or any of its subsidiaries from exercising any of their respective material rights under this Agreement or any Ancillary Agreement;

          (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or applicable to the Offer or the share issuances, or any other action shall be taken by any Governmental Authority or court, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses
     (i) through (iv) of paragraph (a) above;

          (c) there shall have occurred any event which constitutes a Material Adverse Effect;

          (d) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each


                                          2
     case as of the date of the Agreement and as of the Expiration Date as though made on and as of the Expiration Date (or any other date as of which such representations and warranties expressly speak);

          (e) the Company shall have failed to furnish to Investor an opinion of John H. Witmer, Jr., Senior Vice President and General Counsel of the Company, in the form attached hereto as Exhibit C, dated as of the Closing Date if it occurs on or before the Expiration Date, or if the Closing Date shall not have occurred, speaking in future tense as relates to issuance of the Newly Issued Shares;

          (f) during the period from the date of this Agreement until the Expiration Date, neither the Company nor any subsidiary shall have sold or otherwise disposed of (or authorized, committed or agreed to sell or otherwise dispose of), in a single transaction or in a series of transactions, excluding sales of inventory or other assets in the normal course of business, any business or assets relating to the Primary Business of the Company that constitute more than five percent of the total consolidated assets of the Company as shown on the Company's consolidated balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is made, whether such sale or disposition be by merger or consolidation or the sale of stock or assets or otherwise;

          (g) there shall have occurred (i) any general suspension or trading in, or limitation on prices for, securities (excluding any coordinated trading halt triggered solely as a result of a specified decrease in a


                                          3
     market index), (ii) any extraordinary change in the financial markets in the United States, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iv) any limitation (whether or not mandatory) by any Governmental Authority on, or other event that materially affects, the extension of credit by banks or other lending institutions, (v) a commencement of a war directly involving the armed forces of the United States, or (vi) in case of any of the foregoing existing on the date of this Agreement, material acceleration or worsening thereof;

          (h) the Board of Directors of the Company shall have failed to give, withdrawn or modified in a manner adverse to Investor its approval or recommendation of the Offer or the other transactions contemplated by this Agreement or the Ancillary Agreements;

          (i) the Amended Bylaws shall not be authorized, approved and effected; or

          (j)  the Agreement shall have terminated in accordance with its terms;

which, in the reasonable good faith judgment of Investor, and regardless of the circumstances giving rise to any such condition (other than any action or inaction by Investor or any of its subsidiaries which constitutes a breach of the Agreement), makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Investor and may be asserted by Investor regardless of the circumstances giving rise to any such condition or may be waived by Investor in whole or in part at any time and from

                                          4










time to time in its sole discretion. The failure by Investor or any other subsidiary of Investor at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Any determination (which shall be made in good faith by the Investor) with respect to the foregoing conditions shall be final and binding on the parties.

                                                        EXHIBIT B




   AMENDED BYLAWS OF THE COMPANY TO CONTAIN THE FOLLOWING BY-LAW PROVISIONS:

     - Section 9.3  Primary Business.  The Primary Business of the Corporation
                    ----------------

     shall be the research-based production, marketing, licensing and sale of agronomic seed, including both technology related thereto and products derived therefrom.

     - Section 9.4  Use of Voting Securities.
                    ------------------------


          i) The use of the Corporation's Voting Securities to facilitate strategic collaborations is in the Corporation's interest, but as to any one strategic collaboration, the maximum amount of Voting Securities to be issued to any Person or Group shall not exceed 10 percent of Voting Securities of the Corporation outstanding at the time of issuance.

          (ii) As used in this Section 9.4, the following terms shall have the meanings set forth: "Voting Securities" means any shares of capital stock or other securities of the Corporation entitled to vote generally in the election of directors, (including the right to elect one or more directors as a class unless such right is only exercisable during the continuance of a defined event.)

               "Person" means any individual, limited partnership, general partnership, trust, corporation or other firm or entity.

               "Group" shall have the meaning ascribed in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

     - Section 9.5  Acquisitions.  The Corporation shall not acquire, in a
                    ------------

     single transaction or in series of related transactions, any business or assets outside of the Primary Business of the Corporation that would be equal to or greater in amount than twenty-five percent (25%) of the total consolidated assets of the Corporation as shown on the Corporation's consolidated balance sheet as of the end of the most recent fiscal quarter ending prior to the time the determination is made whether such acquisition be by merger or consolidation or the purchase of stock or assets or otherwise;

     - Section 9.6  "Permitted Transactions".  No transaction which would result
                     ----------------------

     in the change of the Primary Business of the Corporation as set forth in
     Section 9.3, no issuance of Voting Securities to facilitate a strategic collaboration in contravention of Section 9.4 and no acquisition of any business or assets outside the Primary Business of the Corporation in contravention of Section 9.5 shall be approved by the Board of Directors if the resolution regarding such transaction receives the negative vote of at least three directors after the 1997 annual meeting of stockholders and at least two directors prior to the 1997 annual meeting of stockholders.

     - Section 9.7  Certain Amendments. The Corporation shall not amend Sections
                    ------------------

     9.3, 9.4, 9.5, 9.6 or 9.7 hereof if the resolution regarding such amendment


                                          7

     receives the negative vote of at least one director, or two directors after the 1997 annual meeting of stockholders.

                                                        EXHIBIT C
                    Opinion of John H. Witmer

     Subject to appropriate qualifications, limitations, conditions and assumptions, which are reasonably acceptable to Investor:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own the properties it purports to own and conduct its business as described in the SEC Reports (as defined in the Investment Agreement) and has corporate power and authority to execute, deliver and perform its obligations under the Investment Agreement and the Ancillary Agreements to which it is a party (collectively, the ``ransaction Documents'').

     2. The Transaction Documents have been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Investor) constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity



                                          8
(regardless of whether enforceability is considered in a proceeding in equity or at law).

     3. Neither the execution and delivery by the Company of the Transaction Documents or the consummation of the transactions contemplated thereby, nor compliance by the Company with the terms and conditions thereof, does or will result in any breach of or constitute a default under the Restated Certificate of Incorporation of the Company, or the By-laws of the Company, or, to my knowledge, any agreement, instrument or judgment which is applicable to the Company or any of its subsidiaries or any court injunction or decree or any valid and enforceable order of a governmental entity having jurisdiction over the Company or any of its subsidiaries.

     4. To my knowledge, after due inquiry, there are no actions, suits or proceedings or claims pending against the Company seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by the Transaction Documents.

     5. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in Section 4.3 of the Investment Agreement; all of the issued and outstanding shares of Common Stock (as defined in the Investment Agreement) have been duly authorized and validly issued, are fully paid and non-assessable; and the Newly Issued Shares (as defined in the Investment Agreement) to be issued in connection with the Investment Agreement, when certificates therefor have been duly executed, countersigned and registered and delivered against payment of the agreed consideration therefor in accordance with the terms of the Investment Agreement, will constitute shares of Common Stock which have been duly authorized and validly issued, are fully paid and non-assessable


                                          9













and have not been issued in violation of the preemptive rights of any stockholder of the Company.

                                                        EXHIBIT D

                    Opinion of Frank E. Vigus

     Subject to appropriate qualifications, limitations, conditions and assumptions, which are reasonably acceptable to the Company:

     1. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to execute, deliver and perform its obligations under the Investment Agreement and the Ancillary Agreements (collectively, the `Transaction Documents').

     2. The Transaction Documents have been duly authorized, executed and delivered by Investor and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligation of Investor enforceable against Investor in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3. Neither the execution and delivery by Investor of the Transaction Documents or the consummation of the transactions contemplated thereby, nor compliance by Investor with the terms and conditions thereof, does or will result in any breach of or constitute a default under the Certificate of Incorporation, as amended, of Investor, or the By-Laws of Investor, or, to my knowledge, any agreement, instrument or judgment which is applicable to Investor or any of its subsidiaries or any court injunction or decree or any valid and enforceable order of a governmental entity having jurisdiction over Investor or its subsidiaries.

     4. To my knowledge, after due inquiry, there are no actions, suits or proceedings or claims pending against Investor or any subsidiary seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by the Transaction Documents.

                                  EXHIBIT 99.2


                                  NEWS RELEASE
                                  ------------


Thomas R. Rauman
Chief Financial Officer
 (815) 758-9223

FOR IMMEDIATE RELEASE
THURSDAY,  FEBRUARY 1, 1996

            DEKALB GENETICS AND MONSANTO ANNOUNCE RESEARCH COLLABORATION;
            -------------------------------------------------------------

                  MONSANTO TO MAKE EQUITY INVESTMENT IN DEKALB
                  --------------------------------------------


                                         12


DEKALB, Illinois, February 1, 1996 -- DEKALB Genetics Corporation and Monsanto Company today announced a definitive agreement for a long-term research and development collaboration in the field of agricultural biotechnology, particularly corn and soybean seed. Both companies also announced nonexclusive cross-licensing agreements covering herbicide-tolerant and insect-protected corn products targeted to reach the market during the next three years. In addition, Monsanto will acquire 10 percent of DEKALB Genetics Class A (voting) common stock and up to 45 percent of Class B (non-voting) common stock.
     ``he research collaboration combines the strengths of both companies' agricultural biotechnology programs,''said Bruce P. Bickner, DEKALB's chairman and chief executive officer. `By coordinating certain of our respective research activities, we will be able to bring more value-added products to market within a shorter time span.''
     ``his is a strategic relationship to make Monsanto's crop technology available to growers in the seeds they prefer to plant,''said Robert B.
Shapiro, chairman and chief executive officer of Monsanto. ``his collaboration greatly strengthens Monsanto's position in the important seed corn business.
The quality of our technology is important, but so is the quality of the seeds
that contain the improved performance traits.   DEKALB is one of the industry's
leaders in both biotechnology and conventional breeding.''
     As part of their 10-year research collaboration, Monsanto will pay DEKALB $19.5 million, and the two companies will share licensing revenues for products that are developed as a result of the collaboration. The primary crops involved are corn and soybeans, but the collaboration also covers other crops, including sorghum, wheat, oilseeds, and produce.

     DEKALB will receive worldwide licenses for certain Monsanto technology, including technology for YieldGard insect protected corn, and ROUNDUP READY corn, tolerant of ROUNDUP herbicide, and for corn tolerant of glufosinate herbicide. Monsanto will receive worldwide licenses to use DEKALB's technology for YieldGard and ROUNDUP READY corn and the ability to further license the technology. YieldGard corn is protected against certain insect pests with traits derived from a naturally occurring microorganism, Bacillus thuringiensis or ``t.''
     DEKALB and Monsanto will share royalties on future licenses. The worldwide licenses created by the agreement are nonexclusive. Both companies remain free to license technologies to others. Neither the collaboration nor the cross-licensing agreements transfer to Monsanto any rights to DEKALB's proprietary inbred, hybrid or varietal seed lines.


                    3100 SYCAMORE ROAD, DEKALB IL 60115-9600
                        815-758-3461  FAX:  815-758-3711

     As part of the agreement, Monsanto will invest approximately $30 million to acquire 10 percent of the Class A voting stock of DEKALB and approximately 8 percent of the company's Class B non-voting stock. As a result of the additional stock issuance, the total number of DEKALB Genetics Corporation's outstanding shares would rise from about 5.2 million to over 5.6 million. `The sale of equity provides us with funds to support our growing seed business,'' said Bickner.



                                         14
     Monsanto will also make a cash tender offer for up to 1.8 million shares of the publicly traded Class B non-voting stock at a price of $71 per share. DEKALB's board of directors has unanimously endorsed Monsanto's tender offer and recommends it to shareholders who desire to sell all or a portion of their shares at a premium over the current market price.
     Details of the tender offer will be communicated promptly to DEKALB shareholders. The transaction is expected to be completed during March. Monsanto will add one representative to the DEKALB board of directors in 1996 and, assuming a successful tender offer, another representative in 1997.
     A 10-year standstill agreement between the companies limits Monsanto ownership of DEKALB to 10 percent of the company's voting stock and 40 percent of DEKALB's total outstanding common stock. In a related agreement, the Roberts family members, owners of more than 50 percent of DEKALB's voting stock, have agreed with Monsanto that if family members decide to sell their stock at any time during the next eleven years, Monsanto will be given the first opportunity to purchase such stock.
     ``learly, Monsanto will hold a significant minority share, but there is no change in control at DEKALB. The Roberts family continues to own a majority of the company's voting stock,''Bickner said. ``More important to DEKALB shareholders, however, is that this agreement strategically positions DEKALB's research capabilities for the start of the 21st Century and creates an important source of licensing revenue. It also provides added assurance to our customers and dealers that DEKALB will continue to offer the most advanced genetic seed products to the marketplace.
     `Monsanto is making a sound investment in an industry leader. We will gain access to DEKALB's biotechnology portfolio, outstanding breeding capabilities, and to the expertise of a leading seed corn company,''Shapiro said.


                                         15
     `This new relationship recognizes the importance of linking biotechnology capabilities closely with breeding and seed production in order to bring new hybrids with improved production traits quickly into a very competitive marketplace. We intend to offer growers the best traits, in the best seeds, through leading seed companies like DEKALB,''Shapiro said.
     Monsanto is a science and technology company based in St. Louis, Missouri. It is a global leader in agricultural biotechnology and in the development of improved food and fiber crops. Monsanto stock is traded on the New York Stock Exchange under the symbol MTC.
     Based in DeKalb, Illinois, DEKALB Genetics Corporation is engaged in the research, production and marketing of agricultural seed and swine breeding stock. DEKALB Genetics Corporation Class B Common Stock is traded on the NASDAQ National Market System under the symbol SEEDB.

                                      ###

NOTE TO EDITORS: Roundup, Roundup Ready, and YieldGard are among the trademarks owned or licensed by Monsanto Company and its subsidiaries.

For Further Information Contact:
Loren Wassell
Monsanto Company
314-694-7002


                    3100 SYCAMORE ROAD, DEKALB IL 60115-9600
                        815-758-3461  FAX:  815-758-3711



                                         16